      As filed with the Securities and Exchange Commission on June 30, 1997


                                                       Registration No. 811-8086

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------



                                    FORM N-1A
                             REGISTRATION STATEMENT
                                      Under
                       THE INVESTMENT COMPANY ACT OF 1940             / /


                                Amendment No. 6                       /X/


                               ------------------



                        MASTER INVESTMENT TRUST, SERIES I
             (Exact name of registrant as specified in its charter)

                        Concord (Cayman Islands) Limited
                               P.O. Box 30122 SMB
                          Grand Cayman, Cayman Islands
                               British West Indies

          (Address, including zip code, of Principal Executive Offices)

                                 (809) 949-7888
                        (Area Code and Telephone Number)
                               ------------------

                             W. Bruce McConnel, III

                           Drinker Biddle & Reath LLP

                              1345 Chestnut Street
                      Philadelphia, Pennsylvania 19107-3496
                     (Name and address of agent for service)

                                EXPLANATORY NOTE


This Amendment No. 6 to the Registration Statement of Master Investment Trust, Series I has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act (each, an "Investor"). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                        MASTER INVESTMENT TRUST, SERIES I


                                     PART A


ITEM 1.  COVER PAGE.  Not applicable.

ITEM 2.  SYNOPSIS.  Not applicable.

ITEM 3.  CONDENSED FINANCIAL INFORMATION.  Not applicable.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Master Investment Trust, Series I, a Delaware business trust established October 26, 1992 (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of nine separate series of beneficial interests ("Beneficial Interests"): the Blue Chip Fund (the "Blue Chip Portfolio"); the Investment Grade Bond Fund (the "Bond Portfolio"); the Asset Allocation Fund (the "Asset Allocation Portfolio"); the Corporate Bond Fund (the "Corporate Bond Portfolio"); the Growth and Income Fund (the "Growth and Income Portfolio"); the International Bond Fund (the "International Bond Portfolio"); the International Equity Fund (the "International Equity Portfolio"); the Short-Term Government Fund (the "Short-Term Government Portfolio"); and the Utilities Fund (the "Utilities Portfolio") (collectively the "Portfolios", individually a "Portfolio"). Each Portfolio (except for the International Bond and Utilities Portfolios) is "diversified" as defined in the 1940 Act.


         On September 1, 1996, the sole Investor in each of the Corporate Bond Portfolio and the International Equity Portfolio withdrew its entire investment in the Portfolio. On June 23, 1997, the sole Investor in the Asset Allocation Portfolio withdrew its entire investment in the Portfolio. Each of the Corporate Bond, International Equity and Asset Allocation Portfolios ceased operations as of the date of withdrawal by its respective sole Investor. As of the date of this Registration Statement, the Utilities, Growth and Income, Short-Term Government and International Bond Portfolios have not commenced operations.


         BENEFICIAL INTERESTS OF THE TRUST ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BANK OF AMERICA") OR ANY OF ITS AFFILIATES AND ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THE TRUST INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

INVESTMENT OBJECTIVES AND POLICIES

         The investment objectives and policies of each Portfolio are described below. While each Portfolio strives to attain its investment objective, there can be no assurance that any Portfolio will be able to do so.

THE BOND PORTFOLIO


         The investment objective of the Bond Portfolio is to obtain interest income and capital appreciation through investment in investment grade intermediate and longer-term bonds, which consist of corporate and governmental fixed income obligations, mortgage-backed securities, municipal securities and cash equivalents. Under normal circumstances, at least 65% of the Bond Portfolio's net assets will be invested in investment grade bonds.


         Investment grade bonds are bonds that are rated within the four highest rating categories by a nationally recognized statistical rating organization (a "NRSRO"), i.e., BBB or better by Standard & Poor's Ratings Group, Division of McGraw Hill ("S&P"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps Credit Co. ("D&P") or Baa or better by Moody's Investors Service, Inc. ("Moody's"). While bonds rated BBB or Baa are regarded as having adequate capacity to pay interest and repay principal, adverse economic conditions or changing circumstances could lead to a weakened capacity to pay interest and repay principal. Bonds with the lowest investment grade rating (i.e., BBB or Baa) do not have outstanding investment characteristics and may have speculative characteristics as well. Unrated securities will be purchased only if Bank of America determines that they are of comparable quality to the rated securities in which the Bond Portfolio may invest. Corporate Bonds will be diversified by investment in bonds issued by different companies in different industries.

         Under normal market and interest rate conditions, the investment adviser expects that the Bond Portfolio's average portfolio duration generally will be approximately the same as the Lehman Brothers Intermediate Government/Corporate Bond Index. This means that the Bond Portfolio's net asset value fluctuation is expected to be similar to the price fluctuation of the Lehman Brothers Intermediate Government/Corporate Bond Index. Unlike maturity which indicates when the security repays principal, "duration" incorporates the cash flows of all interest and principal payments and the proceeds from calls and redemptions over the life of the security. These payments are multiplied by the number of years over which they are received to produce a value that is expressed in years (i.e., duration).

         Mortgage-backed securities, such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") securities, will be guaranteed as to principal and interest, but not market value, by the U.S. Government or one of its agencies or instrumentalities. The Bond Portfolio will not invest more than 35% of its net assets in mortgage-backed securities. There is the risk that corporate bonds might be called by the issuer if the bond interest rate is higher than currently prevailing interest rates. Similarly, a risk associated with mortgage-backed securities is early paydown of principal resulting from refinancing of the underlying mortgages. The rate of such prepayments, and hence the life of the security, will primarily be a function of current market rates. In periods of falling interest rates, the rate of prepayments tends to increase. During such periods, the reinvestment of prepayment proceeds will generally be at lower rates than the rates on the prepaid obligations.


         GNMA CERTIFICATES. The Bond Portfolio may invest in GNMA Certificates. These are mortgage-backed debt securities representing fractional ownership of a pool of mortgage loans. They are issued by lenders (such as savings and loan associations, commercial banks and mortgage bankers) approved by the Federal Housing Administration which meet criteria imposed by GNMA. The lender assembles a specified pool of mortgage loans, all of which are insured by the Federal Housing Administration or the Farmers' Home Administration, and applies to GNMA for approval of the pool. Upon approval, GNMA provides its commitment to guarantee timely payment of principal and interest on the GNMA certificates secured by the mortgage loans in the pool.

         GNMA Certificates usually bear a nominal rate of interest equal to the effective rate on the mortgage loans in the pool less .5%, which is the fee charged by the issuer and GNMA. The actual yield on the Bond Portfolio's investments, calculated by dividing the interest payments by the purchase price for the GNMA Certificate, may differ significantly from the nominal interest rate. This difference is due to variations of the lives of the mortgages in the pool and to the impossibility of anticipating the effective interest rate at which future principal payments might be reinvested.

         GNMA Certificates have in the past provided higher yields than direct investments in U.S. Treasury obligations, although there is no assurance they will continue to do so in the future.

         If mortgage loans in the pool are prepaid (because of either voluntary prepayments, which are more likely during periods of falling interest rates, or because of foreclosure), the principal payments are passed through to the Certificate holders. Because of these prepayments, the life of a GNMA Certificate may be substantially shorter than the time remaining until maturity of the mortgages in the pool.

         As opposed to bonds, where principal is normally returned in a lump sum at maturity, the principal underlying a GNMA Certificate is paid back over the life of the loan. The Bond Portfolio will purchase GNMA Certificates known as "modified pass-through" certificates, on which timely payment of principal and interest is guaranteed. The Bond Portfolio may also purchase "variable rate" GNMA Certificates, which are backed by pools of variable rate mortgages, as well as other types of Certificates that are backed by GNMA's guarantee.


         The Bond Portfolio may also invest, from time to time, in obligations issued by state and local governmental issuers ("Municipal Securities"). It is currently expected that investment in Municipal Securities will not exceed 5% of the Bond portfolio's net assets. The purchase of such securities may be advantageous when, as a result of prevailing economic, regulatory or other circumstances, the performance of such securities, on a pre-tax basis, is comparable to that of corporate or U.S. Government obligations. Dividends received by shareholders which are attributable to interest income received from Municipal Securities generally will be subject to Federal income tax.


         The two principal classifications of Municipal Securities which may be held by the Bond Portfolio are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Bond Portfolio are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

         The Bond Portfolio may also include "moral obligation" securities, which are normally issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         Interest income is expected to be the primary basis for investment return from an investment in the Bond Portfolio and capital appreciation the secondary basis. The Bond Portfolio will attempt to achieve capital appreciation by moderate market timing in response to anticipated interest rate changes. The Bond Portfolio will also attempt to take advantage of undervalued sectors while selling bonds in overvalued sectors. However, since investments will normally consist of bonds and mortgage-backed securities, the ability to achieve capital appreciation is limited.

         The value of the securities held in the Bond Portfolio will tend to vary inversely with changes in prevailing interest rates. When, in the evaluation of Bank of America, there is a high probability that there will be a decline in the bond market, up to 75% of the net assets of the Bond Portfolio may be held in cash and cash equivalents as a temporary defensive strategy. To the extent that the Bond Portfolio invests in cash equivalents, it will not be invested in accordance with the investment policies designed for it to realize its investment objective. Cash equivalents are the following short-term, interest bearing instruments: obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, certificates of deposit, bankers' acceptances, time deposits and other interest-bearing deposits issued by domestic and foreign banks and foreign branches of U.S. banks, asset-backed securities, foreign government securities and commercial paper issued by U.S. and foreign issuers which is rated at the time of purchase at lease Prime-2 by Moody's or A-2 by S&P.

THE BLUE CHIP PORTFOLIO

         The investment objective of the Blue Chip Portfolio is long-term capital appreciation through investment in blue chip stocks. The Blue Chip Portfolio is a diversified portfolio which will invest substantially all of its assets in stocks included in either the Dow Jones Industrial Average or the Standard & Poor's 500 Index. The Portfolio will hold approximately 100 stocks.


         The Trust expects that under normal market conditions at least 80% of the Blue Chip Portfolio's total assets will be invested in blue chip stocks and the other 20% may be invested in cash equivalent securities of the type permitted to be held by the Bond Portfolio (other than asset-backed securities). The Blue Chip Portfolio may make other investments as described more fully below under "Other Investments."


THE ASSET ALLOCATION PORTFOLIO

         The investment objective of the Asset Allocation Portfolio is to obtain long-term growth from capital appreciation and dividend and interest income. The Asset Allocation Portfolio seeks to achieve its objective through a balanced approach to investment using bonds, equity securities and cash equivalents.

         Investments in equity securities will generally be limited to common stocks of the same type in which the Blue Chip Portfolio invests. Bonds acquired by the Asset Allocation Portfolio will be the same type of investment grade corporate and governmental obligations, mortgage-backed securities and Municipal Securities acquired by the Bond Portfolio. Unrated securities will be purchased only if Bank of America determines they are of comparable quality to the rated securities in which the Asset Allocation Portfolio may invest. Cash equivalents are short-term, interest bearing instruments of the type permitted to be held by the Bond Portfolio. Under normal market conditions at least 25% of the Asset Allocation Portfolio's total assets will be invested in fixed-income senior securities and no more than 35% of the Asset Allocation Portfolio's net assets will be invested in mortgage backed securities. The Asset Allocation Portfolio may make other investments as described more fully below under "Other Investments."

THE CORPORATE BOND PORTFOLIO

         The investment objective of the Corporate Bond Portfolio is to provide investors with high current income consistent with reasonable investment risk. The Corporate Bond Portfolio is a diversified portfolio which will invest substantially all of its assets in investment grade corporate debt obligations (at least 65% of total assets under normal circumstances) such as bonds, debentures, notes and securities convertible into or, exchangeable for, or with rights to purchase, common or preferred stocks. Investment grade debt securities ordinarily carry lower rates of interest income than lower quality debt securities with similar maturities. The securities obtained upon conversion of a convertible security may be retained for a period of time pending their orderly disposition.

         The Corporate Bond Portfolio may invest up to 20% of its total assets (determined at the time of purchase) in debt obligations of foreign issuers, including Yankee bonds (dollar-denominated bonds sold in the United States by non-U.S. issuers) and Eurobonds (bonds issued in a country and sometimes a currency other than the country of the issuer). The Corporate Bond Portfolio may also hold a portion of its assets in cash, money market instruments such as bank obligations (including certificates of deposit, bankers' acceptances and time deposits issued by domestic and foreign banks and foreign branches of U.S. banks that have total assets of more than $2.5 billion and interest-bearing savings deposits in commercial banks in amounts not exceeding 5% of its total assets) and commercial paper (commercial paper must be rated at the time of purchase at least A-1 or A-2 by S&P, Prime 1 or Prime 2 by Moody's, F-1+ or F-1 by Fitch) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, asset-backed and mortgage-backed securities, and bonds of supranational entities. Obligations of some of the U.S. Government agencies and instrumentalities, such as the Small Business Administration and the Maritime Administration, are backed by the full faith and credit of the U.S.; others, like the Federal National Mortgage Association, are backed by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others, including the Student Loan Marketing Association, are backed solely by the issuer's credit. There is no assurance that the U.S. Government would support a U.S. Government-sponsored entity if it was not required to do so by law.

         The Corporate Bond Portfolio will normally invest at least 75% of its total assets in investment grade corporate securities and securities issued by the U.S. Government, its agencies or instrumentalities. The Corporate Bond Portfolio may invest up to 25% of its total assets in lower quality, higher yielding securities. Such securities are rated below investment grade, carry a higher degree of risk and are considered to be speculative by S&P, Moody's or Fitch. Debt securities will be rated at the time of purchase at least "B" by S&P, Moody's or Fitch, or if unrated, will be determined by Bank of America to be of comparable quality to securities with such ratings.

         For temporary defensive purposes, or at times when Bank of America believes such a position is warranted by uncertain or unusual market conditions, the Corporate Bond Portfolio may invest without limitation in securities issued or guaranteed by the U.S Government, its agencies and instrumentalities, money market securities and cash. To the extent the Corporate Bond Portfolio invests in such instruments, it will not be invested in accordance with the investment policies designed for it to realize its investment objective.

         In the event that the rating of any security held by the Corporate Bond Portfolio falls below the required rating, the Corporate Bond Portfolio will not be obligated to dispose of such security and may continue to hold the obligation if, in the opinion of Bank of America, such investment is considered appropriate under the circumstances.

         The market value of debt securities and thus the Corporate Bond Portfolio's net asset value per share is expected to vary with changes in interest rates. The value of the Corporate Bond Portfolio's investments will normally fall when prevailing interest rates rise and rise when interest rates fall. Interest rate fluctuations can be expected to affect the Corporate Bond

Portfolio's earnings. In an effort to preserve the capital of the Corporate Bond Portfolio when interest rates are generally rising, Bank of America may shorten the average weighted maturity of the securities in the Corporate Bond Portfolio's investments. Because the principal values of the securities with shorter maturities are less affected by rising interest rates, a portfolio with a shorter average weighted maturity will generally diminish less in value during such periods than a portfolio with a longer average weighted maturity. Because securities with shorter maturities, however, generally have a lower yield to maturity, the Corporate Bond Portfolio's current return based on its net asset value will generally be lower as a result of such action than it would have been had such action not been taken.

THE GROWTH AND INCOME PORTFOLIO

         The objective of the Growth and Income Portfolio is to provide investors with long-term growth of capital and current income. The Growth and Income Portfolio invests primarily in common stocks that Bank of America believes offer potential for capital appreciation, current income, or both. However, the Growth and Income Portfolio may also invest in preferred stocks, debt securities, securities convertible into common or preferred stocks, convertible debt securities and rights or warrants to subscribe for or purchase common stocks, preferred stocks or debt securities. Additionally, the Growth and Income Portfolio may invest in securities of foreign issuers. Such investments will be made either directly in such issuers or indirectly through American Depository Receipts ("ADRs"). These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying securities of a foreign issuer. Generally, ADRs, in registered form, are designed for use in U.S. securities markets. The Growth and Income Portfolio's direct investments in issuers of foreign securities (excluding ADRs) will not exceed 20% of the Growth and Income Portfolio's total assets at the time of purchase.

         Debt securities in which the Growth and Income Portfolio may invest will be rated investment grade at the time of investment or will be unrated but determined to be of comparable quality by Bank of America.

         For temporary defensive purposes at times when Bank of America believes such a position is warranted by uncertain or unusual market conditions, the Growth and Income Portfolio may invest without limit in securities issued or guaranteed by the U.S. Government (and its agencies and instrumentalities), domestic or foreign money market securities and investment grade debt securities, or may hold its assets in cash.

THE INTERNATIONAL BOND PORTFOLIO

         The investment objective of the International Bond Portfolio is to provide investors with a high level of current income primarily through investments in foreign debt securities.

         The International Bond Portfolio invests primarily in debt securities of foreign governmental or corporate issuers, and under normal circumstances at least 80% of its total assets will be in such securities. The International Bond Portfolio will allocate its assets among various issuers, foreign geographic regions, and currency denominations. Issuers of these securities will be located in at least three foreign countries and issuers located in any one country will represent no more than 40% of total assets. Foreign debt securities may constitute up to 100% of the International Bond Portfolio's assets. In addition to debt securities of foreign governmental and corporate issuers, the International Bond Portfolio also may invest in debt securities of domestic companies and convertible debt securities and equity securities obtained on conversion. The International Bond Portfolio currently anticipates (but there is no requirement) that its investments in issuers located outside the United States will emphasize governmental or quasi-governmental issuers. The location of a company or a supranational entity (described below) will be deemed to be the country under whose laws the firm is organized, in which the principal trading market for the debt securities issued by the firm is located, or in which the firm has over half of its assets or derives over half of its revenues or profits. While the International Bond Portfolio strives to attain its investment objective, there can be no assurance that it will be able to do so.

         At least 95% of the International Bond Portfolio's debt securities will be rated investment grade at the time of investment. The International Bond Portfolio may invest up to 5% of its total assets in debt securities that do not meet those quality requirements. Investment grade debt securities ordinarily carry lower rates of interest income than lower quality debt securities with similar maturities.

         The market value of debt securities and thus the International Bond Portfolio's net asset value per share is expected to vary as a result of changes in interest rates. The value of the International Bond Portfolio's investment portfolio will normally fall when prevailing interest rates rise and rise when interest rates fall. Interest rate fluctuations can be expected to affect the International Bond Portfolio's dividends. In an effort to preserve the capital of the International Bond Portfolio when interest rates are generally rising, Bank of America may shorten the average weighted maturity of the International Bond Portfolio's investment portfolio. Because the principal values of the securities with shorter maturities are less affected by rising interest rates, a portfolio with a shorter average weighted maturity will generally diminish less in value during such periods than a portfolio with a longer average weighted maturity. Since securities with shorter maturities, however, generally have a lower yield to maturity, the International Bond Portfolio's current yield based on its net asset value will generally be lower as a result of such action than it would have been had such action not been taken.

         In the event that the rating of any security held by the International Bond Portfolio falls below the required rating, the International Bond Portfolio will not be obligated to dispose of such security and may continue to hold the obligation if, in the opinion of Bank of America, such investment is considered appropriate under the circumstances.

         Notwithstanding its policy of investing primarily in foreign debt securities, however, for temporary defensive purposes at times when Bank of America believes such a position is warranted by uncertain or unusual market conditions, the International Bond Portfolio may invest without limit in securities issued or guaranteed by the U.S. Government (and its agencies and instrumentalities), or foreign or domestic money market instruments, or may hold its assets in cash (U.S. dollars, foreign currencies or multinational currency units).

         FOREIGN DEBT SECURITIES. The International Bond Portfolio may purchase debt obligations issued or guaranteed by governments (including states, provinces or municipalities) of countries other than the United States, or by their agencies, authorities or instrumentalities, or by supranational entities organized or supported by several national governments, such as the International Bank for Reconstruction and Development (the "World Bank"), the Inter-American Development Bank, the Asian Development Bank and the European Investment Bank. The International Bond Portfolio's investments will be allocated among securities denominated in the currencies of a number of foreign countries and, within each such country, among different types of debt securities. The percentage of assets invested in securities of a particular country or denominated in a particular currency will vary in accordance with Bank of America's assessment of the relative yield of such securities and the relationship of a country's currency to the United States dollar. Fundamental economic strength, credit quality and interest rate trends will be the principal factors considered by Bank of America in determining whether to increase or decrease the emphasis placed upon a particular type of security within the International Bond Portfolio.

         The International Bond Portfolio may invest in debt securities with varying maturities. Generally, the International Bond

Portfolio's average maturity will be shorter when interest rates worldwide or in a particular country are expected to rise, and longer when interest rates are expected to fall.

         The International Bond Portfolio may invest in fixed-income obligations convertible into equity securities or having attached warrants or rights to purchase equity securities. The International Bond Portfolio's investments in common stocks will emphasize companies in various countries and industries which pay dividends, or may offer prospects for further growth in dividend payments and capital appreciation.

         CURRENCY TRANSACTIONS. Because investment in foreign issuers will usually involve currencies of foreign countries, the value of the assets of the International Bond Portfolio as measured in U.S. dollars will be affected by changes in foreign currency exchange rates. An issuer of fixed income securities purchased by the International Bond Portfolio may be domiciled in a country other than the country in whose currency the instrument is denominated. The International Bond Portfolio may also invest in debt securities denominated in multinational currency units such as the European Currency Unit ("ECU"), which is a composite currency consisting of specified amounts in the currencies of certain of the twelve member states of the European Community. As described below under "Options on Foreign Currencies" and "Forward Foreign Currency Exchange Contracts," the International Bond Portfolio also has the ability to purchase put or call options on currencies and enter into forward currency contracts to protect against changes in currency exchange rates. However, there is no assurance that such strategies will be successful. The International Bond Portfolio may hold a portion of its assets in U.S. dollars and other currencies.

         ADDITIONAL INVESTMENTS. When not invested in foreign debt securities, the International Bond Portfolio may invest in other types of securities subject to the limitations described previously. The International Bond Portfolio may also purchase bank obligations including certificates of deposit and bankers' acceptances issued by domestic or foreign banks or financial institutions that have total assets of more than $2.5 billion. The International Bond Portfolio may also make interest-bearing savings deposits in commercial banks in amounts not exceeding 5% of its total assets. Commercial paper rated in the top rating category by Standard & Poor's or Moody's, and unrated commercial paper determined to be of comparable quality by Bank of America, may also be purchased.

         RISK FACTORS. Although investing in any mutual fund has certain inherent risks, an investment in the International Bond Portfolio may have even greater risks than investments in most other types of mutual funds. The International Bond Portfolio is not a complete investment program, and it may not be appropriate for an investor if he or she cannot bear financially the loss of at least a significant portion of his or her investment. The International Bond Portfolio's net asset value per share is subject to rapid and substantial changes because greater risk is assumed in seeking the International Bond Portfolio's objective.

THE INTERNATIONAL EQUITY PORTFOLIO

         The investment objective of the International Equity Portfolio is to seek long-term capital growth primarily through investments in foreign equity securities. While the International Equity Portfolio strives to attain its investment objective, there can be no assurance that it will be able to do so.

         During normal market conditions, the International Equity Portfolio will invest at least 80% of its total assets in equity securities of companies that are domiciled or have their principal activities in countries outside the United States. Normally, the International Equity Portfolio will invest in equity securities of companies in at least three different foreign countries. The domicile or the location of the principal activities of a company will be the country under whose laws the company is organized, in which the principal trading market for the equity securities issued by the company is located, or in which the company has over half its assets or derives over half of its revenues or profits. Equity securities in which the International Equity Portfolio may invest consist of common stocks, preferred stocks, securities convertible into common stocks or preferred stocks, and warrants to purchase such securities.

         The International Equity Portfolio may invest up to 20% of its total assets (at the time of purchase) in convertible bonds and debt securities. These debt obligations include U.S. Government and foreign government securities and corporate debt securities, including Samurai and Yankee bonds and Eurobonds. The International Equity Portfolio will limit its purchases of debt securities to investment grade obligations.

         In the event that the rating of any security held by the International Equity Portfolio falls below the required rating, the International Equity Portfolio will not be obligated to dispose of such security and may continue to hold the obligation if, in the opinion of Bank of America, such investment is considered appropriate under the circumstances.

         The International Equity Portfolio may also invest, without limitation, in securities of foreign issuers in the form of ADRs or other similar securities evidencing ownership of underlying securities issued by foreign issuers. ADRs purchased for the International Equity Portfolio will be included as part of the 80% of assets in foreign equity securities. These securities may not necessarily be denominated in the same currency as the securities underlying the ADRs.

         During temporary defensive periods when Bank of America believes such a position is warranted by uncertain or unusual market conditions, the International Equity Portfolio may invest without limit in securities issued or guaranteed by the U.S. Government (and its agencies and instrumentalities), foreign or domestic money market instruments and investment grade debt securities, or may hold its assets in cash (U.S. dollars, foreign currencies or multinational currency units).

THE SHORT-TERM GOVERNMENT PORTFOLIO

         The investment objective of the Short-Term Government Portfolio is to seek high current income consistent with relative stability of principal. The Short-Term Government Portfolio seeks this objective through investing primarily in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         DURATION. Under normal market and interest rate conditions, the investment adviser expects that the Short-Term Government Portfolio's average portfolio duration generally will be approximately the same as a one-year U.S. Treasury bill (approximately one year). This means that the Short-Term Government Portfolio's net asset value fluctuation is expected to be similar to the price fluctuation of a one-year U.S. Treasury bill. Under normal market and interest rate conditions, the investment adviser does not expect that the Short-Term Government Portfolio's average portfolio duration to exceed that of a two-year U.S. Treasury note (approximately 1.9 years). However, there is no limitation on duration. Unlike maturity which indicates when the security repays principal, "duration" incorporates the cash flows of all interest and principal payments and the proceeds from calls and redemptions over the life of the security. These payments are multiplied by the number of years over which they are received to produce a value that is expressed in years (i.e., duration).

         The Short-Term Government Portfolio has a policy that it will invest primarily in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including, but not limited to, direct obligations of the U.S. Treasury, such as U.S. Treasury bills, certificates of indebtedness, notes and bonds, and in repurchase agreements involving such securities. Other types of U.S. Government obligations that the Short-Term Government Portfolio may hold include obligations of U.S. Government agencies or instrumentalities such as Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Banks for Cooperatives, Federal Land Banks, Federal Intermediate Credit Banks, Tennessee Valley Authority, Export-Import Bank of the United States, Commodity Credit Corporation, Federal Financing Bank, Student Loan Marketing Association, Federal Home Loan Mortgage Corporation or National Credit Union Administration. Obligations of some of these agencies and instrumentalities, such as the Small Business Administration or the Maritime Administration, are supported by the full faith and credit of the U.S.Treasury; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, like the Federal National Mortgage Association, are backed by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others, including the Student Loan Marketing Association, are supported solely by the credit of the instrumentality. There is no assurance that the U.S. Government would support a U.S. Government-sponsored entity if it was not required to do so by law. Under normal circumstances, it is expected that the average weighted maturity of the Short-Term Government Portfolio's investments will be less than three years.

         Guarantees of the Short-Term Government Portfolio's investment securities by the U.S. Government or its agencies or instrumentalities assure only the payment of principal and interest on the guaranteed securities, and do not guarantee the securities' yield or value, or the yield or value of the Short-Term Government Portfolio's shares. U.S. Government obligations ordinarily carry lower rates of interest income than debt securities of other issuers with similar maturities.

         The market value of debt securities and thus the Short-Term Government Portfolio's net asset value per share is expected to vary with changes in interest rates. The value of the Short-Term Government Portfolio's investments will normally fall when prevailing interest rates rise and rise when interest rates fall. Interest rate fluctuations can be expected to affect the Short-Term Government Portfolio's earnings. In an effort to preserve the capital of the Short-Term Government Portfolio when interest rates are generally rising, Bank of America may shorten the average weighted maturity of the Short-Term Government Portfolio's investments. Because the principal values of the securities with shorter maturities are less affected by rising interest rates, a portfolio with a shorter average weighted maturity will generally diminish less in value during such periods than a portfolio with a longer average weighted maturity. Because securities with shorter maturities, however, generally have a lower yield to maturity, the Short-Term Government Portfolio's current yield based on its net asset value will generally be lower as a result of such action than it would have been had such action not been taken.

         MORTGAGE-RELATED SECURITIES. The Short-Term Government Portfolio may invest in U.S. Government securities which are collateralized by or represent interests in real estate mortgages. The types of mortgage securities in which the Short-Term Government Portfolio may invest include the following: (i) adjustable rate mortgage securities; (ii) collateralized mortgage obligations;
(iii) real estate mortgage investment conduits; and (iv) other securities collateralized by or representing interests in real estate mortgages whose interest rates reset at periodic intervals and are issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         The Short-Term Government Portfolio may also invest in mortgage-related securities which are issued by private entities such as investment banking firms and companies related to the construction industry. The privately issued mortgage-related securities in which the Short-Term Government Portfolio may invest include but are not limited to: (i) privately issued securities which are collateralized by pools of mortgages in which such mortgages are guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. Government; (ii) privately issued securities which are collateralized by pools of mortgages in which such mortgages are guaranteed as to the payment of principal and interest by the issuer and such guarantee is collateralized by U.S. Government securities; and (iii) other privately issued securities in which the proceeds of the issuance are invested in mortgage-backed securities and which mortgage-related securities are supported as to the payment of the principal and interest by the credit of any agency or instrumentality of the U.S. Government.

         The privately issued mortgage-related securities provide for periodic payments consisting of both interest and principal. The interest portion of these payments will be distributed by the Short-Term Government Portfolio as income, and the capital portion will be reinvested.

         Purchasable mortgage-related securities are represented by pools of mortgage loans assembled for sale to investors by various governmental agencies such as the Government National Mortgage Association ("GNMA") and government-related organizations such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), as well as by private issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or are otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. If the

Short-Term Government Portfolio purchases a mortgage-related security at a premium, the portion may be lost if there is a decline in the market value of the security whether resulting from increases in interest rates or prepayment of the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true because mortgages underlying securities are prone to prepayment in periods of declining interest rates. For this and other reasons, a mortgage-related security's maturity may be shortened by unscheduled prepayments on underlying mortgages and, therefore, it is not possible to accurately predict the security's return to the Short-Term Government Portfolio. Mortgage-related securities provide regular payments consisting of interest and principal. No assurance can be given as to the return the Short-Term Government Portfolio will receive when these amounts are reinvested.

         Mortgage-related securities acquired by the Short-Term Government Portfolio may include collateralized mortgage obligations ("CMOs"), a type of derivative, issued by FNMA, FHLMC or other U.S. Government agencies or instrumentalities, as well as by private issuers. CMOs provide an investor with a specified interest in the cash flow of a pool of underlying mortgage or other mortgage-related securities. Issuers of CMOs frequently elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in many ways. Generally, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. Sometimes, however, CMO classes are "parallel pay," i.e. payments of principal are made to two or more classes concurrently.

         CMOs may involve additional risks other than those found in other types of mortgage-related obligations. CMOs may exhibit more price volatility and interest rate risk than other types of mortgage-related obligations. During periods of rising interest rates, CMOs may lose their liquidity as CMO market makers may choose not to repurchase, or may offer prices, based on current market conditions, which are unacceptable to the Short-Term Government Portfolio based on its analysis of the market value of the security.

         Privately issued mortgage-related securities generally offer a higher yield than mortgage-related securities issued by governmental agencies or instrumentalities because of the absence of any direct or indirect government or agency payment guarantees. However, timely payment of interest and principal on mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, pool and hazard insurance, subordination and letters of credit. The insurance and guarantees are issued by government entities, private insurers, banks and mortgage poolers. Although the market for such securities is becoming increasingly liquid, some mortgage-related securities issued by private organizations may not be readily marketable.

THE UTILITIES PORTFOLIO

         The objective of the Utilities Portfolio is to provide investors with current income and capital appreciation, consistent with prudent investment risk.

         The Utilities Portfolio invests primarily in debt and equity securities of utility companies ("Utility Securities"). Under normal circumstances at least 65% of its total assets will be in Utility Securities. The Utilities Portfolio may also invest in debt and equity securities of companies other than utilities. Up to 30% of its total assets may be invested directly in foreign securities, including foreign Utility Securities.

         The Trust's Board of Trustees will evaluate whether a satisfactory investment return has been achieved by comparing the Portfolio's return against certain indices such as:

         -        The Standard & Poor's Utility Index; and

         -        The Dow Jones Utility Index.

         While the Utilities Portfolio strives to attain its investment objective, there can be no assurance that it will be able to do so.

         Subject to its policy of investing primarily in Utility Securities, the Utilities Portfolio also may invest in:

         - securities issued or guaranteed by the U.S. Government (and its agencies and instrumentalities);

         - debt and equity securities of companies other than utilities when deemed consistent with the Utilities Portfolio's investment objective;

         -        options and futures; and

         -        money market securities.

         Notwithstanding its policy of investing primarily in Utility Securities, the Utilities Portfolio, for temporary defensive purposes, may invest without limit in securities issued or guaranteed by the U.S. Government (and its agencies and instrumentalities) or money market securities, or may hold its assets in cash when Bank of America believes such a position is warranted by uncertain or unusual market conditions.

         Utility companies are those engaged in the manufacture, production, generation, transmission and sale of electricity, natural gas, or water or other sanitary services, and those engaged in telephone, telegraph, telecommunications, satellite, microwave, or other communications services to the public. The percentage of total assets invested in each of the various types of utility companies will depend upon the interpretation of economic and underlying conditions by Bank of America.

         At least 95% of the value of the Utilities Portfolio's debt securities will be rated investment grade at the time of investment, or if not rated will be considered to be of comparable quality by Bank of America. The Utilities Portfolio may invest up to 5% of its total assets in debt securities that do not meet these quality requirements.

         In the event that the rating of any security held by the Utilities Portfolio falls below the required rating, the Utilities Portfolio will not be obligated to dispose of such security and may continue to hold the obligation if, in the opinion of Bank of America, such investment is considered appropriate under the circumstances.

         The Utilities Portfolio may also invest in common stocks, preferred stocks, debt and equity securities convertible into common stocks or preferred stocks, and warrants to purchase common or preferred stocks.

         RISKS RELATED TO UTILITY SECURITIES. As a result of the Utilities Portfolio's policy of investing in Utility Securities, it is subject to risks including inflation and other cost increases in fuel and operating expenses, possible increases in interest on borrowings needed for capital construction programs or compliance with environmental regulations, and possible adverse changes in regulatory climate. The Portfolio is not a complete investment program, and it may not be appropriate for an investor who cannot bear financially the loss of a portion of his or her investment. Since the Utilities Portfolio's investments are concentrated, the value of its shares will be especially affected by factors peculiar to the utilities industries, and may fluctuate more widely than the value of shares of a portfolio that invests in a broader range of industries. In particular, regulatory changes with respect to nuclear and conventionally-fueled power generating facilities could increase costs or impair the ability of utility companies to operate such facilities or obtain adequate return on invested capital.

PORTFOLIO TURNOVER

         The annual portfolio turnover rates for the International Bond and Short-Term Government Portfolios are not expected to exceed 100%. The Corporate Bond and Bond Portfolios investment practices may result in portfolio turnover greater than that of other mutual fund portfolios. The Utilities Portfolio's annual portfolio turnover rate is not expected to exceed 50%. The Growth and Income Portfolio's annual turnover rate is not expected to exceed 60%. The International Equity Portfolio's annual portfolio turnover rate is not expected to exceed 75%. Portfolio turnover, however, will not be a limiting factor in making investment decisions for a Portfolio. Short-term capital gains realized from securities transactions are taxable to the holders of Beneficial Interests as ordinary income. In addition, high portfolio turnover rates can result in corresponding increases in brokerage commissions and other transaction costs with respect to securities transactions. Although no commissions are paid on bond transactions, purchases and sales are at net prices which reflect dealers' mark-ups and mark-downs, and a higher portfolio turnover rate for bond investments will result in payment of more dealer mark-ups and mark-downs than would otherwise be the case.

RISK FACTORS

         RISKS RELATED TO NON-DIVERSIFICATION. Since the International Bond and Utilities Portfolios are "non-diversified" within the meaning of the 1940 Act, the only statutory or regulatory diversification requirements to which each are subject arise under federal tax law. The International Bond and Utilities Portfolios may, with respect to 50% of their respective total assets, invest up to 25% of their total assets in the securities of an issuer (except that this limitation does not apply to securities of the U.S. Government or its agencies and instrumentalities). With respect to the remaining 50% of such Portfolio's respective total assets, (1) each Portfolio may not invest more than 5% of its total assets in the securities of any one issuer (other than the securities of the U.S. Government or its agencies and instrumentalities), and (2) each Portfolio may not acquire more than 10% of the outstanding voting securities of any issuer. These tests apply at the end of each quarter of its taxable year and are subject to certain conditions and limitations under the Internal Revenue Code of 1986. The International Bond and Utilities Portfolios may be more susceptible than a diversified fund to adverse developments affecting any single issuer. For purposes of these percentage limitations, the term "securities" does not include foreign currencies, which means that the International Bond Portfolio could have more than 25% of its total assets denominated in any particular currency.

         RISKS ASSOCIATED WITH FOREIGN SECURITIES AND CURRENCIES. Each Portfolio (with the exception of the Blue Chip and Short-Term Government Portfolios) may invest in securities of foreign issuers. It is currently the intention of the Bond and Asset Allocation Portfolios to invest no more than 25% of each Portfolio's net assets in foreign securities. Such investments will be made either directly in such issuers or indirectly through ADRs.

         Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

         There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States. A Portfolio might have greater difficulty taking appropriate legal action in a foreign court than in a United States court.

         Although the foreign companies in which the Utilities Portfolio may invest will be providing products and services substantially similar to domestic companies in which the Utilities Portfolio may invest, the utility companies of many major countries, such as the United Kingdom, Spain and Mexico, have only recently substantially increased investor ownership, including ownership by U.S. investors, and, as a result, have only recently become subject to adversarial rate-making procedures. In addition, certain foreign utilities are experiencing demand growth at rates greater than economic expansion in their countries or regions. These factors as well as those associated with foreign issuers generally may affect the future values of foreign securities held by the Utilities Portfolio.

         Since the International Bond and International Equity Portfolios may invest heavily in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will, to the extent the Portfolios do not adequately hedge against such fluctuation, affect the value of securities in the Portfolios so far as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand on the foreign exchange markets and the regulatory control of the exchanges on which the currencies trade. These forces are themselves affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Costs are incurred in connection with conversions between various currencies.

         The expense ratio of such Portfolios can be expected to be higher than that of funds investing in domestic securities. The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets and additional costs arising from delays in settlements of transactions involving foreign securities.

         Interest and dividends payable on a Portfolio's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions allowed to investors under U.S. federal income tax provisions, they may reduce the net return to the Portfolios' shareholders.

OTHER INVESTMENTS

         Subject to the Portfolios' respective investment objectives and policies described above, the Portfolios may make certain other investments and use certain investment practices as described below.

         OPTIONS. Each Portfolio may purchase various types of options. The Asset Allocation, Blue Chip and Bond Portfolios may purchase put and call options on listed securities and stock indexes. The Corporate Bond, International Bond and International Equity Portfolios may purchase put and call options on U.S. and foreign securities which are traded on U.S. and foreign securities exchanges and, in over-the-counter markets. The Growth and Income and Utilities Portfolios may purchase put options on securities owned (or acquirable through conversion or exchange for securities owned) by each Portfolio. The Short-Term Government Portfolio may only purchase put and call options, and write options on futures contracts. Each Portfolio may write covered call options on securities owned by the respective Portfolio. The Corporate Bond, International Bond and International Equity Portfolios may write covered put and call options as defined below. The International Bond and International Equity Portfolios may buy put and call options on various securities indices. The International Bond Portfolio may write put options on various securities indices.

         Each of the Corporate Bond, Utilities, International Bond and International Equity Portfolios' options transactions will be limited as follows: a) not more than 5% of the total assets of a Portfolio may be invested in options; b) the obligations of a Portfolio under put options written by the Portfolio may not exceed 50% of the net assets of the Portfolio, or 25% with respect to the Utilities Portfolio; and c) the aggregate premiums on all options purchased by a Portfolio may not exceed 25% of the net assets of the Portfolio, or 10% with respect to the Utilities Portfolio. The Asset Allocation, Blue Chip and Bond Portfolios may not purchase additional put and call options, if, as a result, the aggregate premiums paid for options held by the Portfolio would exceed 2% of the net assets of the Portfolio. In addition, the aggregate value of assets subject to options written by the Asset Allocation, Blue Chip and Bond Portfolios may not exceed 25% of the value of their respective net assets. Options written by the Growth and Income Portfolio will not exceed 25% of its total assets (taken at market value on the date written) and options purchased by the Growth and Income Portfolio will not exceed 5% of its total assets. With respect to the Asset Allocation, Blue Chip, Bond and Corporate Bond Portfolios, the restrictions discussed in options do not apply to options on futures contracts.


         Options trading is a highly specialized activity which entails greater than ordinary investment risks. Although the Portfolios' risk when purchasing options is limited to the amount of the original premiums paid plus transaction costs, options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuations than an investment in the underlying security. When writing covered call options, the Portfolios give up the opportunity to profit from a price increase in the underlying security above the option's exercise price in return for the premium but retains the risk of loss should the price of the underlying security fall. In addition, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives, and there is no guarantee that a liquid secondary market for particular options will exist. For additional information relating to options transactions, please refer to the Statement of Additional Information.


         Call options written by a Portfolio give the holder the right to buy the underlying security from the Portfolio at a stated exercise price upon exercising the option at any time prior to its expiration. A call option written by a Portfolio is "covered" if the Portfolio owns or has an absolute right (such as by conversion) to the underlying security covered by the call. A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, government securities or other high grade debt obligations in a segregated account with its custodian.

         Put options written by a Portfolio give the holder the right to sell the underlying security to the Portfolio at a stated exercise price. A put option written by a Portfolio is "covered" if the Portfolio maintains cash or high grade debt obligations with a value equal to the exercise price in a segregated account with its custodian, or holds a put on the same security and in the same principal amount as the put written and the exercise price of the put held is equal to or greater than the exercise price of the put written.

         The premium paid by the purchaser of an option will generally reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand, and current interest rates.

         The risks of transactions in options on foreign exchanges are similar to the risks of investing in foreign securities. In addition, a foreign exchange may impose different exercise and settlement terms and procedures and margin requirements than a U.S. exchange.

         A Portfolio may purchase put options to hedge against a decline in the value of its investment portfolio. By using put options in this way, a Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option plus transaction costs. A Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by a Portfolio upon exercise of the option. Unless the price of the underlying security rises sufficiently, the option may expire worthless to a Portfolio.

         OPTIONS ON FOREIGN CURRENCIES. The International Bond and International Equity Portfolios may purchase and write put and call options on foreign currencies to increase a Portfolio's gross income and for the purpose of protecting against declines in the United States dollar value of foreign currency denominated portfolio securities and against increases in the United States dollar cost of such securities to be acquired. As with other kinds of options, however, writing an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and a Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. Purchasing an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Portfolio's position, the Portfolio may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies written or purchased by the International Bond and International Equity Portfolios may be traded on United States and foreign exchanges or over-the-counter. There is no specific percentage limitation on the International Bond and International Equity Portfolios' investments in options on foreign currencies.


         FUTURES. The International Bond and Corporate Bond Portfolios may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of United States government securities or foreign government securities. The Bond and Asset Allocation Portfolios may purchase and sell interest rate futures contracts. The Asset Allocation and Blue Chip Portfolios may also purchase and sell stock index futures contracts. The Bond Portfolio may purchase and sell interest rate futures contracts. The Blue Chip Portfolio may purchase and sell stock index futures contracts. The International Equity Portfolio may purchase and sell stock index, interest rate and foreign currency futures contracts. The Short-Term Government Portfolio may enter into contracts for the purchase or sale for future delivery of U.S. Government securities, mortgage-related securities or Euro-dollar securities. The Short-Term Government Portfolio will engage in futures and related options transactions only for bona fide hedging purposes. The Portfolios may also purchase related put and call options on futures contracts. Options on futures contracts written or purchased by the Corporate Bond and International Bond Portfolios may be traded on United States or foreign exchanges. Options on futures contracts purchased by the Asset Allocation, Blue Chip and Bond Portfolios will be traded on United States or foreign (with respect to the Bond Portfolio) exchanges. Options on futures, contracts written or purchased by the International Equity Portfolio may be traded on United States and foreign exchanges or over-the-counter.


         A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities or foreign currencies called for by the contract at a specified price on a specified date. A "purchase" of a futures contract means the incurring of a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date. The purchaser of a futures contract on an index agrees to take or make delivery of an amount of cash equal to the difference between a specified multiple of the value of the index on the expiration date of the contract ("current contract value") and the price at which the contract was originally struck. No physical delivery of the fixed-income securities underlying the index is made. These investment techniques would be used to hedge against anticipated future changes in interest or exchange rates which otherwise might either adversely affect the value of the Portfolio's portfolio securities. A Portfolio may not purchase or sell a futures contract or purchase a related option unless immediately after any such transaction the sum of the aggregate amount of margin deposits on its existing futures positions and the amount of premiums paid for related options does not exceed 5% of that Portfolio's total assets (after taking into account certain technical adjustments). In order to prevent leverage in connection with the purchase of futures contracts or call options thereon by a Portfolio, an amount of cash, cash equivalents or liquid high grade debt securities equal to the market value of the obligation under the futures contracts (less any related margin deposits) will be maintained in a segregated account with the custodian. Furthermore, a Portfolio's ability to engage in options and futures transactions may be limited by tax considerations.

         A Portfolio will purchase stock index, interest rate and foreign currency futures contracts (and related options) in an effect to "hedge" against changes in the value of securities that the Portfolio holds or which it intends to purchase. Such changes could occur as a result of market conditions or fluctuating currency exchange rates. These transactions will only be entered when deemed by Bank of America appropriate to reduce the risks inherent in the management of the Portfolio.


         The Portfolios may be subject to additional risks associated with futures contracts, such as the possibility that the Bank of America's forecasts of market values and other factors are not correct, imperfect correlation between a Fund's hedging instrument and the asset or liability being hedged, default by the other party to the transaction, and inability to close out a position because of the lack of a liquid market. In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in a futures contract and the securities being hedged, the price of futures contracts may not correlate perfectly with movement in the cash market due to certain market distortions. As a result of these factors, a correct forecast of general market trends or interest rate movements by the Bank of

America may still not result in a successful hedging transaction over a short time frame.


         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. The International Bond Portfolio may purchase or sell forward foreign currency exchange contracts ("forward contracts") to attempt to minimize the risk from adverse changes in the relationship between the United States dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. The International Bond Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the United States dollar price of the security ("transaction hedge"). Additionally, for example, when Bank of America believes that a foreign currency may suffer a substantial decline against the United States dollar, the International Bond Portfolio may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the International Bond Portfolio's portfolio securities denominated in such foreign currency, or when Bank of America believes that the United States dollar may suffer a substantial decline against foreign currency, the International Bond Portfolio may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount ("position hedge"). In this situation, the International Bond Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed United States dollar amount where Bank of America believes that the United States dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the United States dollar value of the currency in which portfolio securities of the International Bond Portfolio are denominated ("cross-hedge"). The International Bond Portfolio's custodian will place cash not available for investment or United States government securities or other high-quality debt securities in a segregated account having a value equal to the aggregate amount of the International Bond Portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the securities place in the segregated account declines, additional cash or securities will be placed in the account on a daily basis so that the value of the account equals the amount of the International Bond Portfolio's commitments with respect to such contracts. As an alternative to maintaining all or part of the segregated account, the International Bond Portfolio may purchase a call option permitting it to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price or the International Bond Portfolio may purchase a put option permitting it to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price. Unanticipated changes in currency prices may result in poorer overall performance for the International Bond Portfolio than if it had not entered into such contracts.

         INTEREST RATE AND CURRENCY SWAPS. The Corporate Bond and International Bond Portfolios may enter into interest rate and currency swaps. The Corporate Bond Portfolio only enters into such transactions for hedging purposes. The International Bond Portfolio may enter into such transactions for hedging or non-hedging purposes. A Portfolio will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by a Portfolio with another party of their respective rights to receive interest, e.g., an exchange of fixed rate payments for floating rate payments. For example, if the Corporate Bond Portfolio holds an interest-paying security whose interest rate is reset once a year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset daily. Such a swap position would offset changes in the value of the underlying security because of subsequent changes in interest rates. It is designed to protect the Corporate Bond Portfolio from a decline in the value of the underlying security due to rising rates, but would also limit its ability to benefit from falling interest rates. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies.

         A Portfolio will only enter into interest rate swaps on a net basis, which means that the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that a Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, a Portfolio's risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

         POTENTIAL RISKS OF OPTIONS, FUTURES, FORWARD CONTRACTS AND SWAPS. The use of options, futures, forward contracts and swaps is highly specialized activity which involves investment techniques and risks different from those associated with customary investments. If Bank of America should be incorrect in its forecasts of market values, interest rates or currency exchange rates, a Portfolio may not achieve the anticipated benefits of the techniques or may realize losses, and its investment performance may be less favorable than if these strategies had not been used. Because perfect correlation between a futures position and portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Portfolio may be exposed to risk of loss. The loss incurred by a Portfolio in entering into futures contracts and in writing call options on futures contracts is potentially unlimited and may exceed the amount of the premium received. Futures markets are highly volatile and the use of futures may increase the volatility of a Portfolio's net asset value. In addition, because of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Portfolio. A Portfolio's ability to dispose of its positions in futures contracts, options and forward contracts will depend on the availability of liquid markets in such instruments. Markets in options and futures with respect to a number of securities are relatively new and still developing. If a secondary market does not exist with respect to an option purchased or written by a Portfolio over-the-counter, it might not be possible to effect a closing transaction in the option (i.e., dispose of the option) with the result that (i) an option purchased by a Portfolio would have to be exercised in order for that Portfolio to realize any profit and (ii) a Portfolio may not be able to sell portfolio securities covering an option written by it until the option expires or it delivers the underlying futures contract upon exercise. Therefore, no assurance can be given that a Portfolio will be able to utilize these instruments effectively for the purposes set forth above.


         ASSET-BACKED SECURITIES. The Asset Allocation, Corporate Bond and Bond Portfolios may purchase asset-backed securities. Asset-backed securities consist of undivided fractional interests in pools of mortgages, consumer loans or receivables held in a trust. Examples include mortgage-backed securities, certificates for automobile receivables (CARS) and credit card receivables (CARDS). Payments of principal and interest on the mortgages, loans or receivables are passed through to certificate holders. Asset-backed securities may be issued by either governmental or non-governmental entities. Payment on asset-backed securities of private issuers is typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the mortgages, consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. All asset-backed securities purchased by a Portfolio will either be issued or guaranteed by a U.S. Government entity or rated AAA by S&P, Aaa by Moody's or have an equivalent rating from any other rating agency.


         RISKS ASSOCIATED WITH ASSET-BACKED SECURITIES. An asset-backed security's underlying assets may be prepaid with the result of shortening the certificate's weighted average life. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of mortgages, loans or receivables. The proceeds of prepayments received by the Asset Allocation, Corporate Bond and Bond Portfolios must be reinvested in securities whose yields reflect interest rates prevailing at the time. Thus, a Portfolio's ability to maintain a portfolio which includes high-yielding asset-backed securities will be adversely affected to the extent reinvestments are in lower yielding securities. The actual maturity and realized yield will therefore vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, while the secondary market for asset-backed securities is ordinarily quite liquid, in times of financial stress the secondary market may not be as liquid as the market for other types of securities, which could result in a Portfolio's experiencing difficulty in valuing or liquidating such securities.



         RISKS RELATED TO INTEREST RATE CHANGES. Mutual funds that invest solely in fixed income securities are subject to interest rate risk. In general, bond prices vary inversely with changes in interest rates. As a result, bond prices tend to rise when interest rates fall and conversely, decrease during periods of falling interest rates. Thus, the Bond Portfolio's net asset value per share is expected to vary with changes in interest rates. The Bond Portfolio's investments will normally fall when prevailing interest rates rise and rise when interest rates fall. Interest rate fluctuations can be expected to affect earnings. In an effort to preserve the capital of the Bond Portfolio when interest rates are generally rising, Bank of America may shorten the average weighted maturity of the securities in the Bond Portfolio's investments. Because the principal values of the securities with shorter maturities are less affected by rising interest rates, a portfolio with a shorter average weighted maturity will generally diminish less in value during such periods than a portfolio with a longer average weighted maturity. Because securities with shorter maturities, however, generally have a lower yield to maturity, the Bond Portfolio's current return based on its net asset value will generally be lower as a result of such action than it would have been had such action not been taken.

         RISKS ASSOCIATED WITH HIGH YIELD/HIGH RISK SECURITIES. While any investment carries some risk, some of the risks associated with lower-rated securities are different from the risks associated with investment grade securities. The risk of loss through default is greater because lower-rated securities are usually unsecured and are often subordinate to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates. Consequently, the market price of these securities, and the net asset value of a Portfolio's shares, may be quite volatile.

         RELATIVE YOUTH OF LOWER-RATED SECURITIES' MARKET. Because the market for lower-rated securities, at least in its present size and form, is relatively new, there remains some uncertainty about its performance level under adverse market and economic environments. An economic downturn or increase in interest rates could have a negative impact on both the market for lower-rated securities (resulting in a greater number of bond defaults) and the value of lower-rated securities held in a Portfolio's portfolio.

         SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. The economy and interest rates can affect lower-rated securities differently than other securities. For example, the prices of lower-rated securities are more sensitive to adverse economic changes or individual corporate developments than are the prices of higher-rated investments.

         Also, during an economic downturn or a period in which interest rates are rising significantly, highly leveraged issuers may experience financial difficulties, which, in turn, would adversely affect their ability to service their principal and interest payment obligations, meet projected business goals and obtain additional financing.

         If the issuer of a security defaults, a Portfolio may incur additional expenses to seek recovery. In addition, periods of economic uncertainty would likely result in increased volatility for the market prices of lower-rated securities as well as the Portfolio's net asset value. In general, both the prices and yields of lower-rated securities will fluctuate.

         LIQUIDITY AND VALUATION. In certain circumstances it may be difficult to determine a security's fair value due to a lack of reliable objective information. Such instances occur when there is not an established secondary market for the security or the security is thinly traded. As a result, a Portfolio's valuation of a security and the price it is actually able to obtain when it sells the security could differ.

         Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of lower-rated securities held by a Portfolio, especially in a thinly traded market. Illiquid or restricted securities held by a Portfolio may involve special registration responsibilities, liabilities and costs, and could involve other liquidity and valuation difficulties.

         CONGRESSIONAL PROPOSALS. Current laws, as well as pending proposals, may have a material impact on the market for lower-rated securities.

         CREDIT RATINGS. S&P, Moody's and other nationally recognized statistical rating organizations evaluate the safety of a lower-rated security's principal and interest payments, but do not address market value risk. Because the ratings of the rating agencies may not always reflect current conditions and events, in addition to using recognized rating agencies and other sources, Bank of America performs its own analysis of the issuers whose lower-rated securities a Portfolio purchases. Because of this, a Portfolio's performance may depend more on the investment adviser's own credit analysis than is the case for mutual funds investing in higher rated securities.

         In selecting lower-rated securities, Bank of America considers factors such as those relating to the creditworthiness of issuers, the ratings and performance of the lower-rated securities, the protections afforded the lower-rated securities and the diversity of the Portfolio's portfolio. Bank of America continuously monitors the issuers of lower-rated securities held in a Portfolio's portfolio for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Portfolio's portfolio so that it can meet redemption requests.

         If a portfolio security undergoes a rating revision, a Portfolio may continue to hold the security if Bank of America determines such retention is warranted.

         PARTICIPATIONS. The Corporate Bond Portfolio may purchase from domestic financial institutions participation interests in high quality debt securities. A participation interest gives the Corporate Bond Portfolio an undivided interest in the security in the proportion that the Corporate Bond Portfolio's participation interest bears to the total principal amount of the security. Participation interests may have fixed, floating or variable rates of interest, and will have remaining maturities of thirteen months or less (as defined by the Securities and Exchange Commission). The Corporate Bond Portfolio intends only to purchase participations from an entity or syndicate, and does not intend to serve as a co-lender in any participation. For certain participation interests, the Corporate Bond Portfolio will have the right to demand payment, on not more than 30 days' notice, for all or any part of the Corporate Bond Portfolio's participation interest in the security, plus accrued interest. As to these instruments, the Corporate Bond Portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity, or to maintain or improve the quality of its investment portfolio. It is possible that a participation interest might be deemed to be an extension of credit by the Corporate Bond Portfolio to the issuing financial institution that is not a direct interest in the credit of the obligor of the underlying security and is not directly entitled to the protection of any collateral security provided by such obligor. In such event, the ability of the Corporate Bond Portfolio to obtain repayment might depend on the issuing financial institution.

         REPURCHASE AGREEMENTS. Each Portfolio may buy securities subject to the seller's agreement to repurchase them at an agreed upon time and price. These transactions are known as repurchase agreements.


         A Portfolio will enter into repurchase agreements only with financial institutions (such as banks and broker-dealers) deemed creditworthy by Bank of America under guidelines approved by the Board of Trustees. It is intended that such agreements will not have maturities longer than 60 days. Repurchase agreements maturing in more than seven days are considered to be illiquid investments and investment in such repurchase agreements along with any other illiquid securities will not exceed 15% of the value of the net assets of a Portfolio (10% with respect to the Asset Allocation, Blue Chip and Bond Portfolios). During the term of any repurchase agreement the seller must maintain the value of the securities subject to the agreement in an amount that is greater than the repurchase price. Bank of America then continually monitors that value. Nonetheless, should the seller default on its obligations under the agreement, a Portfolio would be exposed to possible loss due to adverse market action or delays connected with the disposition of the underlying obligations.


         With respect to the Asset Allocation, Blue Chip and Bond Portfolios, repurchase agreements maturing in more than seven days will not exceed 10% of the total assets of a Portfolio (See "Investment Restrictions"). The Asset Allocation, Blue Chip and Bond Portfolios will only acquire securities from either a bank which has a commercial paper rating of A-2 or better by S&P or Prime-2 or better by Moody's (or the equivalent from another NRSRO) or a registered broker-dealer. The Asset Allocation, Blue Chip and Bond Portfolios will only enter into repurchase agreements for debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, certificates of deposit, bankers' acceptance or commercial paper.

         Repurchase Agreements are considered to be loans under the 1940 Act.

         REVERSE REPURCHASE AGREEMENTS. Each Portfolio (except for the Short-Term Government Portfolio) may borrow money for temporary purposes by entering into transactions called reverse repurchase agreements. Under these agreements a Portfolio sells portfolio securities to financial institutions (such as banks and broker-dealers) and agrees to buy them back later at an agreed upon time and price. When a Portfolio enters into a reverse repurchase agreement, it places in a separate custodial account either liquid assets or other high grade debt securities that have a value equal to or greater than the repurchase price. The account is then continuously monitored by the Bank of America to make sure that an appropriate value is maintained.

         Reverse repurchase agreements involve the risk that the value of portfolio securities a Portfolio relinquishes may decline below the price the Portfolio must pay when the transaction closes. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Borrowings may magnify the potential for loss or gain on amounts invested resulting in an increase in the speculative character of a Portfolio's outstanding shares. A Portfolio will only enter into reverse repurchase agreements to avoid the need to sell portfolio securities to meet redemption requests during unfavorable market conditions.

         With respect to the Asset Allocation, Blue Chip and Bond Portfolios, a Portfolio will only enter into reverse repurchase agreements with banks which have a commercial paper rating of A-2 or better by S&P or Prime-2 or better by Moody's, or the equivalent from another NRSRO.

         WHEN-ISSUED PURCHASES, FORWARD COMMITMENTS AND DELAYED SETTLEMENTS. Each Portfolio may purchase securities on a "when-issued" basis and purchase or sell securities on a "forward commitment" basis. Additionally, the Corporate Bond, Growth and Income, International Bond, International Equity, Short-Term Government and Utilities Portfolios may purchase or sell securities on a "delayed settlement" basis. When-issued and forward commitment transactions, which involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit a Portfolio to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. Delayed settlement refers to a transaction in the secondary market that will settle some time in the future. These transactions involve the risk that the price or yield obtained may be less favorable than the price or yield available when the delivery takes place. The Portfolios will set aside in a segregated account cash or liquid securities equal to the amount of any when-issued, forward commitment or delayed settlement transactions. When-issued purchases, forward commitments and delayed settlements are not expected to exceed 25% of the value of a Portfolio's total assets under normal circumstances. These transactions will not be entered into for speculative purposes, but primarily in order to hedge against anticipated changes in interest rates.

         SECURITIES LENDING. In order to earn additional income, a Portfolio may lend its portfolio securities to financial institutions (such as banks and brokers) that Bank of America considers to be of good standing. If the financial institution should become bankrupt, however, the particular Portfolio could experience delays in recovering its securities. A securities loan will only be made when, in the judgment of Bank of America, the possible reward from the loan justifies the possible risks. In addition, such loans will not be made if, as a result, the value of securities loaned by a Portfolio exceeds 30% (10% with respect to the Asset Allocation, Blue Chip and Bond Portfolios) of its total assets. Securities loans will be fully collateralized.

         ILLIQUID SECURITIES. A Portfolio will not invest more than 15% (10% with respect to the Asset Allocation, Blue Chip and Bond Portfolios) of the value of its net assets (determined at the time of acquisition) in securities that are illiquid. If, after the time of acquisition, events cause this limit to be exceeded, a Portfolio will take steps to reduce the aggregate amount of illiquid securities as soon as is reasonably practicable. The Corporate Bond, Growth and Income, International Bond, International Equity, Short-Term Government and Utilities Portfolios intend that investments in securities that are not registered under the Securities Act of 1933 but may be purchased by institutional buyers under Rule 144A and for which a liquid trading market exists as determined by the Board of Trustees or Bank of America (pursuant to guidelines adopted by the Board), will not be subject to a Portfolio's 15% limitation on illiquid securities.

         INVESTMENT COMPANY SECURITIES. The International Bond and International Equity Portfolios may acquire shares of closed-end investment companies, including companies that invest in foreign issuers, subject to the requirements of applicable securities laws. Although these closed-end companies may have policies that differ from each Portfolio's policies, their management and other types of expenses will be similar to those borne by the Portfolios.

         In connection with the management of their respective daily cash positions, the Portfolios may invest in securities issued by other investment companies which invest in short-term debt securities and which seek to maintain a $1.00 net asset value per share (i.e., "money market funds") (including money market funds advised by Bank of America). The Blue Chip and Bond Portfolios may, subject to their respective policies, invest in securities issued by any investment company regulated under the 1940 Act whose investment objectives are consistent with those of the respective Blue Chip and Bond Portfolios. No more than 10% of the value of a Portfolio's total assets will be invested in securities of other investment companies, with no more than 5% invested in the securities of any one investment company; except that if a pending exemptive order is granted by the Securities and Exchange Commission, with respect to the investment in a money market mutual fund advised by Bank of America, a Portfolio is permitted to invest the greater of 5% of its net assets or $2.5 million. In addition, the Portfolios may each hold no more than 3% of the outstanding voting stock of any other investment company.


         As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees.


         VARIABLE RATE INSTRUMENTS. The Blue Chip, Bond, and Asset Allocation Portfolios may invest in variable and floating rate instruments, which may include master demand notes. Although payable on demand by a Portfolio, master demand notes may not be marketable. Consequently, the ability to redeem such notes may depend on the borrower's ability to pay which will be continuously monitored by Bank of America. Such notes will be purchased only from domestic corporations that either (a) are rated Aa or better by Moody's or AA or better by S&P, (b) have commercial paper rated at least Prime-2 by Moody's or A-2 by S&P or the equivalent by another nationally recognized statistical rating organization ("NRSRO"), (c) are backed by a bank letter of credit or (d) are determined by Bank of America to be of a quality comparable to securities described in either clause (a) or (b).


         PORTFOLIO TRANSACTIONS. Investment decisions for the Portfolios are made independently from those for other investment companies and accounts managed by Bank of America and its affiliated entities. Such other investment companies and accounts may also invest in the same securities as a Portfolio. When a purchase or sale of the same security is made at substantially the same time on behalf of a Portfolio and another investment company or account, available investments or opportunities for sales will be equitably allocated pursuant to procedures of Bank of America. In some instances, this investment procedure may adversely affect the price paid or received by a Portfolio or the size of the position obtained or sold by a Portfolio.

         In allocating purchase and sale orders for investment securities, Bank of America may consider the sale of Portfolio shares by broker-dealers and other financial institutions (including affiliates of Bank of America to the extent permitted by law), provided it believes the quality of the transaction and the price to the Portfolio are not less favorable than what they would be with any other qualified firm.

                             INVESTMENT RESTRICTIONS

         Each Portfolio's investment objective is a fundamental policy that may not be changed without the approval of Investors holding a majority of such Portfolio's outstanding Beneficial Interests (as defined in the 1940 Act). The other investment policies of a Portfolio stated herein may be changed without the approval of such Portfolio's Investors, except for the fundamental investment limitations set forth below, and certain other fundamental limitations set forth in Part B.

THE ASSET ALLOCATION, BLUE CHIP AND BOND PORTFOLIOS MAY NOT:

1. Purchase securities (except securities issued by the United States Government, its agencies instrumentalities) if, as a result, more than 5% of the value of the total assets of any Portfolio would be invested in the securities of any one issuer or any Portfolio would own more than 10% of the voting securities of such issuer, except that up to 25% of the total assets of any Portfolio may be invested without regard to these limitations;

2. Make loans to other persons, except that a Portfolio may make time or demand deposits with banks, provided that time deposits shall not have an aggregate value in excess of 10% of a Portfolio's net assets, and may purchase bonds, debentures or similar obligations that are publicly distributed, may loan portfolio securities not in excess of 10% of the value of the total assets of such Portfolio, and may enter into repurchase agreements as long as repurchase agreements maturing in more than seven days do not exceed 10% of the value of the total assets of a Portfolio;

3. Purchase or sell commodities contracts, except that any Portfolio may purchase or sell futures contracts on financial instruments, such as bank certificates of deposit and U.S. Government securities, foreign currencies and stock indexes and options on any such futures if such options are written by other persons and if (i) the futures or options are listed on a national securities or commodities exchange, (ii) the aggregate premiums paid on all such options that are held at any time do not exceed 20% of the total net assets of that Portfolio and (iii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the total assets of that Portfolio; and

4. Invest the assets of any Portfolio in nonmarketable securities that are not readily marketable (including repurchase agreements maturing in more than seven days, securities described in paragraph (2) above, restricted securities, certain OTC options and securities used as cover for such options and stripped mortgage-backed securities) to any extent greater than 10% of the value of the total assets of that Portfolio.

THE CORPORATE BOND PORTFOLIO MAY NOT:

1. Purchase securities (except securities issued by the U.S. Government, its agencies or instrumentalities) if, as a result more than 5% of its total assets will be invested in the securities of any one issuer, except that up to 25% of its total assets may be invested without regard to this 5% limitation;

2. Make loans, although it may invest in debt securities, enter into repurchase agreements and lend its portfolio securities as discussed herein; and

3. Purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that: (a) it may, to the extent appropriate to its investment objective, invest in securities issued by companies which purchase or sell commodities or commodity contracts or which invest in such programs; and (b) it may purchase and sell futures contracts and options on futures contracts.

NEITHER THE GROWTH AND INCOME, THE INTERNATIONAL EQUITY, THE INTERNATIONAL BOND NOR THE SHORT-TERM GOVERNMENT PORTFOLIOS MAY:

1. Issue senior securities or borrow money except for temporary purposes in amounts up to 10% of its total assets; and

2. Make loans, except investments in debt securities, repurchase agreements and securities loans as discussed herein.

THE UTILITIES PORTFOLIO MAY NOT:

1. Under normal circumstances invest less than 25% of its total assets in Utility Securities;

2. Issue senior securities or borrow money except for temporary purposes in amounts up to 10% of its total assets; and

3. Make loans, except investments in debt securities, repurchase agreements and securities loans as discussed herein.

A complete list of the fundamental investment limitations of the Portfolios is set out in full in Part B.


ITEM 5.  MANAGEMENT OF THE PORTFOLIOS.

         The business and affairs of the Trust are managed under the direction of its Board of Trustees. The offices of the Trust are located in the Cayman Islands.

         Bank of America serves as investment adviser to the Portfolios. Bank of America is a subsidiary of BankAmerica Corporation, a registered bank holding company. Its principal offices are located at 555 California Street, San Francisco, California 94104.


         Formed in 1904, Bank of America is a national banking association that provides commercial banking and trust business through an extensive system of branches across the western United States. Bank of America's principal banking affiliates operate branches in eleven U.S. states as well as corporate banking offices in major U.S. cities and branches, and corporate offices and representative offices in 37 foreign countries and territories. Bank of America and its affiliates have over $50 billion under management, including over $14 billion in mutual funds.


         Bank of America acts as the investment adviser to each Portfolio other than the Corporate Bond Portfolio pursuant to an investment advisory agreement with the Trust dated November 1, 1994 (the "Investment Advisory Agreement"), and acts as the investment adviser to the Corporate Bond Portfolio pursuant to an Addendum dated December 7, 1993 to an investment advisory agreement with the Trust dated October 25, 1993 (the "Prior Advisory Agreement"). Prior to November 1, 1994, Bank of America, acted as the investment adviser to each Portfolio pursuant to the Prior Advisory Agreement, as amended. In its advisory agreements, Bank of America has agreed to manage each Portfolio's investments and to be responsible for, place orders for, and make decisions with respect to, all purchases and sales of the securities held by the Portfolios.

         The Investment Advisory Agreement also provides that Bank of America may, in its discretion, provide advisory services through its own employees or employees of one or more of its affiliates that are under the common control of Bank of America's parent, BankAmerica Corporation, provided such employees are under the management of Bank of America. This provision does not apply to the Prior Advisory Agreement with respect to the Corporate Bond Portfolio. Both advisory agreements permit Bank of America to employ a sub-adviser, provided Bank of America remains fully responsible to the respective Portfolio for the acts and omissions of that sub-adviser.


         For the services provided and the expenses assumed under the advisory agreements, Bank of America is entitled to receive fees at an annual rate of
 .25% of the average daily net assets of the Short-Term Government Portfolio, .30% of the Bond Portfolio's average daily net assets, .45% of the respective average daily net assets of the Corporate Bond and International Bond Portfolios, .50% of the average daily net assets of the Utilities and Blue Chip Portfolios, .55% of the respective average daily net assets of the Asset Allocation and Growth and Income Portfolios, and .75% of the average daily net assets of the International Equity Portfolio. Prior to June 23, 1997 Bank of America was entitled to receive an investment advisory fee at the annual rate of 0.75% and 0.45% of the Blue Chip and Bond Portfolio's respective average daily net assets. The fee paid by the Blue Chip and International Equity Portfolios is higher than that paid by most other investment companies, but is comparable to the fees paid by other investment companies with similar investment objectives and policies. These fees may be reduced pursuant to undertakings by Bank of America. Subject to expense limitations imposed by applicable state securities regulations, Bank of America may terminate any fee waiver at any time.



         During the fiscal year ended February 28, 1997, Bank of America waived its entire investment advisory fee payable by the Corporate Bond Portfolio. For the same period, the Blue Chip, Bond and Asset Allocation Portfolios paid Bank of America advisory fees at an effective annual rate of .48%, .17% and .12% of their respective average daily net assets, and Bank of America waived a portion of its fees at an effective annual rate of .27%, .28% and .43% of the respective Portfolio's average daily net assets. No other Portfolios had commenced operation during this period.


         Portfolio securities may not be purchased from or sold to Bank of America or any affiliated persons (as defined in the 1940 Act) of Bank of America except as may be permitted by the Securities and Exchange Commission. Affiliated persons of Bank of America include BankAmerica Corporation, Seafirst Corporation, and each of their subsidiaries, its officers and directors.

         Bank of America will pay expenses of all employees, office space and facilities necessary to carry out duties under the advisory agreement, and all other expenses incurred by it in connection with acting as investment adviser other than costs (including taxes and brokerages commissions) of securities purchased for the Portfolios. All other expenses incurred in the investment operations of the Portfolios are borne by the Portfolios.

PORTFOLIO MANAGEMENT

         BLUE CHIP PORTFOLIO. Bank of America Illinois' Investment Advisors Division is responsible for the day-to-day investment activities of the Blue Chip Portfolio. The investment management team is headed by James Miller, Executive Vice President and Chief Investment Officer of B of A Illinois (a wholly-owned subsidiary of BankAmerica Corporation). Mr. Miller has been the Blue Chip Portfolio's manager since May 1995 and has been associated with B of A Illinois Investment Management (and its predecessor Continental Bank) since 1988. Mr. Miller is a Chartered Financial Analyst, a member of the Association of Investment Management and Research and a former Director of the Investment Analysts Society of Chicago.


         BOND PORTFOLIO. Portfolio management services for this Portfolio is conducted by the Fixed Income Division of the Investment Management Services Group of Bank of America since May 1996, with no one person primarily responsible for making recommendations to that committee.



         GROWTH AND INCOME, INTERNATIONAL BOND, UTILITIES, ASSET ALLOCATION, CORPORATE BOND, SHORT-TERM GOVERNMENT AND INTERNATIONAL EQUITY PORTFOLIOS. As of the date of this Registration Statement, the Growth and Income, International Bond, Utilities and Short-Term Government Portfolios have not commenced investment operations, and no portfolio managers have been named. In addition, during the fiscal year ended February 28, 1997 the Asset Allocation Portfolio, Corporate Bond Portfolio, and International Equity Portfolio have ceased operating.


THE ADMINISTRATOR


         The BISYS Group, Inc. ("BISYS"), through its wholly-owned subsidiary, BISYS Fund Services, L.P., and off-shore subsidiaries, serves as administrator of the Portfolios. Their offices are located at 150 Clove Road, Little Falls, New Jersey 07424 and 3435 Stelzer Road, Columbus, Ohio, 43219-3435. Prior to November 1, 1996, Concord Holding Corporation, an indirect, wholly-owned subsidiary of BISYS, served as administrator through its off-shore affiliate.

         Services for which BISYS is responsible include providing a facility to receive purchase and redemption orders; providing statistical and research data, data processing services, clerical, accounting and bookkeeping services, and internal auditing and legal services; coordinating the preparation of reports to Investors and reports to the Securities and Exchange Commission; preparing tax returns; maintaining or overseeing the maintenance of books and records of the Portfolios; calculating the net asset value of the Beneficial Interests; and generally assisting in all aspects of the Portfolios' operations. For its services as administrator, BISYS is entitled to receive an administration fee from the Trust at the annual rate of .05% of each Portfolio's average daily net assets.



         During the fiscal year ended February 28, 1997, Concord and/or BISYS waived its entire administration fee payable by the Bond and Corporate Bond Portfolios and also reimbursed a portion of the operating expenses with respect to the Corporate Bond Portfolio. During the same period, the Asset Allocation and Blue Chip Portfolios paid BISYS and Concord administration fees at an effective annual rate of .01% and .03% of the Portfolio's respective average daily net assets and BISYS and Concord waived a portion of their fees at an effective annual rate of .04% and 0.2% of the respective Portfolio's average daily net assets. No other Portfolio had commenced operations during this period.



         Pursuant the authority granted in its administration agreement, BISYS or a subcontractor has entered into an agreement with PFPC, Inc. ("PFPC"), 103 Bellevue Parkway, Wilmington, DE 19809, under which PFPC, and an off-shore affiliate of PFPC, perform certain accounting, bookkeeping, pricing, and distribution calculation services to the Portfolios. PFPC and its off-shore affiliate are affiliates of PNC Bank, National Association, the Trust's custodian, and are engaged in providing administrative and accounting services to investment companies. The Portfolios bear the fees and expenses charged by PFPC for its services.


         Concord (Cayman Islands) Limited provides the principal office of the Trust in the Cayman Islands and maintains certain books and records of the Trust, for an annual fee of $3,000 (plus expenses) payable by the Trust. Concord (Cayman Islands) Limited is a wholly-owned subsidiary of Concord and has been licensed in the Cayman Islands as a Mutual Fund Administrator. Its principal offices are located at P.O. Box 30122 SMB, Grand Cayman, Cayman Islands, British West Indies.

CUSTODIAN


         PNC Bank, National Association, 1600 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103, acts as custodian of the assets of the Trust.


EXPENSES

         Each Portfolio is responsible for its operating expenses, other than expenses assumed by Bank of America under the advisory agreements and by Concord under the administration agreement. The expenses paid by the Trust include but are not limited to advisory fees; brokerage fees and commissions in connection with the purchase of portfolio securities; administration fees; taxes, if any; custodian, legal and auditing fees; fees and expenses of trustees who are not interested persons of Bank of America; printing and other expenses relating to the Portfolios' operations; and any extraordinary fees and expenses.

ITEM 5A. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

         Not applicable.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

         The Trust was organized on October 26, 1992 as a Delaware business trust. The Trust's Declaration of Trust authorizes the Board to issue an unlimited number of Beneficial Interests and to establish and designate such Beneficial Interests into one or more series. Beneficial Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of Investors may not exceed 500.

         No certificates will be issued to evidence such Beneficial Interests. Pursuant to such authority, the Board has established and designated each of the Portfolios as separate series of the Trust.

VOTING AND OTHER RIGHTS

         Each Investor is entitled to vote in proportion to its Beneficial Interests. Beneficial Interests will vote by individual series, and not in the aggregate, unless voting in the aggregate is required by the 1940 Act. If the trustees determine that a matter affects only a particular series, only the Beneficial Interests in that series will be entitled to vote on the matter. Investors are entitled to participate in the Portfolio's net distributable assets on liquidation. Beneficial Interests have no preemptive, conversion or exchange rights, nor do they have transfer rights other than to the Trust. Shareholder inquiries should be in writing addressed to PFPC International, Ltd., 80 Harcourt Street, Dublin 2, Ireland.

         As used in this Registration Statement, a "vote of a majority" of the outstanding Beneficial Interests of the Trust or a Portfolio means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment policy, the affirmative vote of the lesser of (i) more than 50% of the outstanding Beneficial Interests of the Trust or a Portfolio, or (ii) 67% or more of the Beneficial Interests of the Trust or Portfolio present at a meeting at which more than 50% of the outstanding Beneficial Interests of the Trust or Portfolio are represented in person or by proxy.

         The Trust does not presently intend to hold annual meetings of Investors for the election of trustees and other business unless and until such time as less than a majority of the trustees holding office have been elected by the Investors, at which time the trustees then in office will call a meeting of Investors for the election of trustees. Investors have the right to call a meeting of Investors to consider the removal of one or more trustees or certain other matters, and such meetings will be called when requested by the holders of record of 10% or more of the Trust's outstanding Beneficial Interests. To the extent required by law and the Trust's undertaking with the Securities and Exchange Commission, the Trust will assist Investors in communications in such matters. As stated above under "General Description of Registrant," the investment objectives of the respective Portfolios and certain of their investment restrictions are fundamental policies and may not be changed without the votes of their respective Investors.

         Investors do not have cumulative voting rights, and accordingly the holders of more than 50% of the Beneficial Interests may elect all of the Trustees. Trustees may be removed by the affirmative vote of the holders of at least two-thirds of the outstanding Beneficial Interests. Derivative actions on behalf of the Trust may be brought by the holders of at least 10% of the then outstanding Beneficial Interests.

         As with any mutual fund, certain Investors in a Portfolio could control the results of voting in certain instances. This could result in the withdrawal by one or more other Investors of their investment in such Portfolio, and in increased costs and expenses for the remaining Investors. In addition, the total withdrawal by any Investor in a Portfolio will cause that Portfolio to automatically terminate in 120 days, unless all other Investors in such Portfolio unanimously agree to continue the business of the Portfolio. The policy of investment companies to invest their investable assets in trusts such as the Trust is a relatively recent development in the mutual fund industry and, consequently, there is a lack of substantial experience in the operation of this type of structure.

LIABILITIES

         Investors in a Portfolio will each be personally and jointly and severally liable with each of the other Investors (with rights of contribution inter se in proportion to their respective ownership interests in the Trust) for all obligations of the Portfolio. However, the risk of an Investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations. In the event that an Investor becomes liable for the obligations of a Portfolio, the Portfolio will indemnify each Investor against such liability, to the extent assets are available in the Trust. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to controlling persons of the Trust as described in the previous sentence, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than payment by the Trust of expenses incurred or paid by a controlling person of the Trust in the successful defense of an action, suit or proceeding) is asserted by such controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

DISTRIBUTIONS

         Investors are entitled to their pro rata shares of any distributions arising from the net investment income and net realized gains, if any, earned on investments held by the Portfolio in which such Investors hold Beneficial Interests. Each Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses daily.

         A request for a distribution must be made in writing to Master Investment Trust, Series I -- Asset Allocation Fund, Blue Chip Fund, Bond Fund, Corporate Bond Fund, Growth and Income Fund, International Bond Fund, International Equity Fund, Short-Term

Government Fund or Utilities Fund, c/o PFPC International, Ltd., 80 Harcourt Street, Dublin 2, Ireland and will become effective after its receipt by the Trust.

FEDERAL TAXES

         Certain Portfolios of the Trust have received private letter rulings from the Internal Revenue Service indicating that the Portfolio will be classified as a partnership rather than as a trust, a publicly traded partnership or a corporation under the Internal Revenue Code of 1986, as amended (the "Code"). Management of the Trust intends for each Portfolio to retain such classification (or otherwise to avoid being treated as a separate taxable entity such as a corporation) so long as it is in the best interests of such Portfolio's Investors. Because a Portfolio is classified as a partnership under the Code or is otherwise not treated as a separate taxable entity, any interest, dividends, gains and losses of the Portfolio will be deemed to have been "passed through" to the Investors in the Portfolio, regardless of whether any amounts are actually distributed by the Portfolio. Therefore, to the extent the Trust were to accrue but not distribute any interest, dividends or gains, the Investors would be deemed to have realized and recognized their proportionate share of interest, dividends, gains and losses realized and recognized by the Portfolio in which they hold Beneficial Interests without receipt of any corresponding distribution.

         Each Investor will realize its share (as determined in accordance with the governing instruments of the Trust) of the Trust's ordinary income and capital gain in determining its taxable income. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an Investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the Investor invested all of its assets in the Portfolio.

         Each Portfolio's taxable year-end is the last day of February. Although the Portfolios do not expect to be subject to federal income tax, they will file appropriate federal income tax returns.

         A taxable gain or loss may be realized by an Investor upon its redemption or exchange of Beneficial Interests, depending upon the tax basis of such Beneficial Interests and their value at the time of redemption or exchange.

         Investors will be advised at least annually as to their shares of income, gain, loss or deductions realized or distributions made each year, if any, by the Portfolio in which they hold Beneficial

Interests. The foregoing is only a brief summary of some of the important federal tax considerations generally affecting the Portfolios and their Investors, and is based on federal tax laws and regulations which are in effect as of the date of this Registration Statement. Such laws and regulations may be changed by legislative or administrative actions. Potential Investors in the Portfolios should consult their tax advisers with specific reference to their own situations.


ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial Interests are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Portfolios are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

         An account may be opened by contacting the Trust. There is no minimum initial or subsequent purchases amount with respect to any Portfolio of the Trust. The Trust reserves the right to reject any purchase order for any reason.

         Securities held by the Portfolio are valued at market value or, where market quotations are not readily available, at fair value as determined in good faith by an independent pricing service, under procedures established by the Board of Trustees. Short-term securities are valued at amortized cost, which approximates market value. Trading in foreign securities is generally completed prior to the end of regular trading on U.S. Exchanges. Trading may occur in foreign securities, however, on Saturdays and U.S. holidays and at other times when U.S. Exchanges are closed. As a result, there may be delays in reflecting changes in the market values of foreign securities in the calculation of the net asset value per share of a Portfolio on days when net asset value is not calculated and on which shareholders of a Portfolio cannot redeem due to changes in values of securities traded in foreign markets.

         In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the

Portfolio and must be delivered to the Portfolio by the Investor upon receipt from the issuer.


ITEM 8.  REDEMPTION OR REPURCHASE.

         An Investor may redeem Beneficial Interests in any amount by sending a written request to Master Investment Trust, Series I -- Asset Allocation Fund, Blue Chip Fund, Bond Fund, Corporate Bond Fund, Growth and Income Fund, International Equity Fund, International Bond Fund, Short-Term Government Fund or Utilities Fund c/o PFPC International, Ltd., 80 Harcourt Street, Dublin 2, Ireland or calling 353-1-790-3500. Redemption requests must be made by a duly authorized representative of the Investor and must specify the name of the Portfolio, the dollar amount to be redeemed and the Investor's name and account number.

         Redemption orders are effected at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Portfolios will make payment for all Beneficial Interests redeemed after receipt by PFPC International, Ltd. of a request in proper form, except as provided by the rules of the Securities and Exchange Commission. The Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the Investor's cost, depending on the Portfolio's current net asset value.

         The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the Investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An Investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement. If an Investor is unable to contact PFPC International, Ltd. by telephone, Interests may also be redeemed by mail as described above.

         The Trust will act upon the instruction of any person by telephone deemed by it to be authorized to redeem Beneficial Interests on behalf of an Investor. Neither the Trust nor any of its service contractors will be liable for any loss or expense for acting upon telephone instructions that are reasonably believed to be genuine. In attempting to confirm that telephone instructions are genuine, the Trust will use such procedures as are considered reasonable. To the extent the Trust fails to use reasonable procedures as a basis for its belief, it and/or its service contractors may be liable for instructions that prove to be fraudulent or unauthorized.

         The right of any Investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange (the "Exchange") is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.  Not applicable.

                        MASTER INVESTMENT TRUST, SERIES I

                                     PART B



ITEM 10. COVER PAGE. Master Investment Trust, Series I, a Delaware business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is currently comprised of nine separate series of beneficial interests ("Beneficial Interests"): the Asset Allocation Fund (the "Asset Allocation Portfolio"), the Blue Chip Fund (the "Blue Chip Portfolio"), the Investment Grade Bond Fund (the "Bond Portfolio"), the Corporate Bond Fund (the "Corporate Bond Portfolio"), the Growth and Income Fund (the "Growth and Income Portfolio"), the International Bond Fund (the "International Bond Portfolio"), the International Equity Fund (the "International Equity Portfolio"), the Short-Term Government Fund (the "Short-Term Government Portfolio"), and the Utilities Fund (the "Utilities Portfolio") (individually a "Portfolio" collectively, the "Portfolios"). Each of the Portfolios (except for the International Bond and Utilities Portfolios) is "diversified" as defined in the 1940 Act. As stated in Part A to this Registration Statement, the sole unitholder of Beneficial Interests ("Investor") of each of the Corporate Bond Portfolio, the International Equity Portfolio and the Asset Allocation Portfolio withdrew its respective investment from the Trust on September 1, 1996, September 1, 1996 and June 23, 1997. Each of the Corporate Bond, International Equity and Asset Allocation Portfolios ceased operations as of the date of withdrawal by its respective sole Investor. As of the date of this Registration Statement, the Utilities, Growth and Income, Short-Term Government and International Bond Portfolios have not commenced operations.


         This Part B is not a prospectus and should be read in conjunction with Part A. This Part B is incorporated by reference in its entirety into Part A. All terms used in this Part B that are not otherwise defined herein have the meanings assigned to them in Part A. A copy of Part A may be obtained by writing to PFPC International, Ltd., 80 Harcourt Street, Dublin 2, Ireland.


         The date of this Part B is June 30, 1997.



ITEM 11. TABLE OF CONTENTS.

         Item                                                               Page
         ----                                                               ----
         General Information and History                                    B-2
         Investment Objectives and Policies                                 B-2

         Management of the Portfolio                                        B-31
         Control Persons and Principal Holders
            of Securities                                                   B-34
         Investment Advisory and Other Services                             B-35
         Brokerage Allocation and Other Practices                           B-42
         Capital Stock and Other Securities                                 B-44
         Purchase, Redemption and Pricing of Securities
            Being Offered                                                   B-46
         Tax Status                                                         B-48
         Underwriters                                                       B-51
         Calculations of Performance Data                                   B-52
         Financial Statements                                               B-52


ITEM 12.  GENERAL INFORMATION AND HISTORY.  Not applicable.


ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

PORTFOLIO TRANSACTIONS

         Each Portfolio's turnover rate is calculated by dividing the lesser of purchases or sales of its portfolio securities for the year by the monthly average value of its portfolio securities. The calculation excludes all securities with maturities at the time of acquisition of one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Beneficial Interests and by requirements which enable an Investor to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions for the Portfolios. For the fiscal years indicated, the portfolio turnover rates for the Asset Allocation, Blue Chip and Bond Portfolios were as follows:




==========================================================================================
                                    Year Ended           Year Ended         Year Ended
                                February 28, 1997    February 29, 1996   February 28, 1995
------------------------------------------------------------------------------------------
Bond Portfolio                          83%                 172%               240%
------------------------------------------------------------------------------------------
Blue Chip Portfolio                     91%                 108%                44%
------------------------------------------------------------------------------------------
Asset Allocation Portfolio             116%                 157%               142%
==========================================================================================

                  For the fiscal year and periods indicated, the portfolio turnover rates for the Corporate Bond Portfolio were as follows:




======================================================================================
                                                                     Period April 25,
                                                       Period              1994
                  Period Ended                       October 1,       (commencement
               September 1, 1996     Year Ended     1994 through      of operations)
                 (cessation of      February 29,    February 28,         through
                  activities)           1996            1995        September 30, 1994
--------------------------------------------------------------------------------------
Corporate            34.83%             96%           124%(1,2)            51%(1)
Bond
Portfolio
======================================================================================


--------------------

(1)      Not annualized

(2) The increase in portfolio turnover was attributable to volatility in the market and good trading opportunities which resulted in the increased opportunity to improve the relative value of the Corporate Bond Portfolio.


         For the period indicated, the portfolio turnover rate for the International Equity Portfolio was as follows:




=========================================================================
                                                  Period May 13, 1996
                                             (commencement of operations)
                                               through September 1, 1996
                                               (cessation of operations)
-------------------------------------------------------------------------
International Equity Portfolio                           129%
=========================================================================




         As of February 28, 1997 the other Portfolios had not commenced investment operations.


TYPES OF OBLIGATIONS, INVESTMENT RISKS, AND OTHER INVESTMENT INFORMATION

         The following discussion supplements the descriptions of such investments in the Prospectuses.

         BANK CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND TIME DEPOSITS. Each Portfolio may acquire certificates of deposit, bankers' acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and banker's acceptances may only be purchased from domestic or foreign banks and financial institutions having total assets at the time of purchase in excess of $2.5 billion (including assets of both domestic and foreign branches). Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

         Instruments issued by foreign banks or financial institutions may be subject to investment risks that are different in some respects than the risks associated with instruments issued by those U.S. domestic issuers. Such risks include future political and economic developments, the possible imposition of withholding taxes by the particular country in which the issuer is located on interest income payable on the securities, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities.

         Domestic banks and foreign banks are subject to different governmental regulations with respect to the amounts and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of the banking industry.

         As a result of federal and state laws and regulations, domestic banks are, among other things, required to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower, and subject to other regulations designed to promote financial soundness. However, such laws and regulations do not necessarily apply to foreign bank obligations.

         COMMERCIAL PAPER AND SHORT-TERM NOTES. Each Portfolio (except for the Short-Term Government Portfolio) may invest a portion of its assets in commercial paper and short-term notes. Commercial paper consists of unsecured promissory notes issued by corporations. Except as noted below with respect to variable and floating rate instruments, issues of commercial paper and short-term notes will normally have maturities of less than 9 months and fixed rates of return, although such instruments may have maturities of up to one year.

         Commercial paper and short-term notes will consist of issues rated at the time of purchase A-1 or better by Standard & Poor's Rating Group, Division of McGraw Hill ("S&P"), Prime-1 by Moody's

Investors Service, Inc. ("Moody's"), or similarly rated by another nationally recognized statistical rating organization ("NRSRO") in the case of purchases by the Growth and Income, International Bond, International Equity and Utilities Portfolios and A-2 or better by S&P, Prime-2 by Moody's or similarly rated by another NRSRO in the case of purchases by the Asset Allocation, Blue Chip, Bond and Corporate Bond Portfolios. The rating symbols are described in Appendix A to this Part B.

         CONVERTIBLE SECURITIES. The Corporate Bond, Growth and Income, International Equity, International Bond and Utilities Portfolios may invest in convertible securities. Convertible securities entitle the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.

         In selecting convertible securities for a Portfolio, Bank of America will consider, among other factors, its evaluation of the creditworthiness of the issuers of the securities; the interest or dividend income generated by the securities; the potential for capital appreciation of the securities and the underlying stocks; the prices of the securities relative to other comparable securities and to the underlying stocks; whether the securities are entitled to the benefits of sinking funds or other protective conditions; diversification of the Portfolio as to issuers; and whether the securities are rated by Moody's, S&P, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch") and, if so, the ratings assigned.

         The value of convertible securities is a function of their investment value (determined by yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and their conversion value (their worth, at market value, if converted into the underlying stock). The investment value of convertible securities is influenced by changes in interest rates, with investment value declining as interest rates rise and increasing as interest rates decline, and by the credit standing of the issuer and other factors. The conversion value of convertible securities is determined by the market price of the underlying stock. If the conversion value is low relative to the investment value, the price of the convertible securities is governed principally by their investment value. To the extent the market price of the underlying stock approaches or exceeds the conversion price, the price of the convertible securities will be increasingly influenced by their conversion value. In addition, convertible securities generally sell at a premium over their conversion value determined by the extent to which investors place value on the right to acquire the underlying stock while holding fixed income securities.

         The Portfolios may convert Convertible Securities during periods when market conditions are unfavorable for their disposition or as a result of developments such as the issuer's call or a decline in the market liquidity for such Convertible Securities. The securities obtained upon the conversion may be retained for temporary periods of not greater than two months after conversion, and during such periods such securities will be considered to be Convertible Securities for purposes of complying with this policy. Conversions may also occur when necessary to permit orderly disposition of the investment (for example, where a more substantial market exists for the underlying security than for a relatively thinly traded Convertible Security) or when a Convertible Security reaches maturity or has been called for redemption.


         OTHER INVESTMENT COMPANIES. In connection with the management of their daily cash position, the Portfolios may each invest in the securities of other investment companies (including money market mutual funds advised by Bank of America). Such Portfolios are permitted to invest up to 5% of the value of their respective total assets in the securities of other investment companies; except that, with respect to the investment in a money market mutual fund advised by Bank of America, such Portfolios are permitted to invest the greater of 5% of their respective net assets or $2.5 million. However, no more than 10% of such Portfolio's total assets may be invested in the securities of other investment companies in the aggregate. Securities of other investment companies will be acquired by the Portfolios within the limits prescribed by the 1940 Act. As a shareholder of another investment company, a Portfolio would bear along with other shareholders, its pro-rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. The International Bond and International Equity Portfolios may acquire shares of open and closed-end investment companies.


         The 1940 Act generally prohibits each Portfolio from investing more than 5% of the value of its total assets in any one investment company, or more than 10% of the value of its total assets in investment companies as a group, and also restricts its investment in any investment company to 3% of the voting securities of such investment company. In addition, no more than 10% of the outstanding voting stock of any one investment company may be owned in the aggregate by the Portfolios and any other investment company advised by the investment adviser.

         REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements with respect to its portfolio securities. Pursuant to such agreements, a Portfolio acquires securities from financial institutions such as banks and broker-dealers which are deemed to be creditworthy, subject to the seller's agreement to repurchase and the agreement of the Portfolio to resell such securities at a mutually agreed upon date and price. Although securities subject to a repurchase agreement may bear maturities exceeding ten years, the Corporate Bond and International Equity Portfolios intend to only enter into repurchase agreements having maturities not exceeding 60 days. Repurchase agreements maturing in more than seven days are considered illiquid investments and investments in such repurchase agreements along with any other illiquid securities will not exceed 10% of the value of the net assets of the Bond, Blue Chip and Asset Allocation Portfolios, or 15% of the net assets of the International Equity Portfolio. A Portfolio will not enter into repurchase agreements with Bank of America or its affiliates. The repurchase price generally equals the price paid by the Portfolio plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio security). Securities subject to repurchase agreements will be held by a custodian or sub-custodian of the Portfolio or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to deliver instruments the value of which is 102% of the repurchase price (excluding accrued interest), provided that notwithstanding such requirement, the adviser shall require that the value of the collateral, after transaction costs (including loss of interest) reasonably expected to be incurred on a default, shall be equal to or greater than the resale price (including interest) provided in the agreement. If the seller defaulted on its repurchase obligation, a Portfolio would suffer a loss because of adverse market action or to the extent that the proceeds from a sale of the underlying securities were less than the repurchase price under the agreement. Bankruptcy or insolvency of such a defaulting seller may cause the particular Portfolio's rights with respect to such securities to be delayed or limited. Repurchase agreements are considered to be loans by a Portfolio under the 1940 Act.

         U.S. GOVERNMENT OBLIGATIONS. Each Portfolio may make investments in U.S. government obligations. Such obligations include Treasury bills, certificates of indebtedness, notes and bonds, and issues of such entities as the Government National Mortgage Association, Export-Import Bank of the United States, Tennessee Valley Authority, Resolution Funding Corporation, Farmers Home Administration, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Federal National Mortgage

Association, Federal Home Loan Mortgage Corporation and the Student Loan Marketing Association. Treasury bills have maturities of one year or less, Treasury notes have maturities of one to ten years and Treasury bonds generally have maturities of more than ten years. Some of these obligations, such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury. Others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury. Others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency's obligations. Still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored instrumentalities if it is not obligated to do so by law.

         For additional information concerning Futures and options thereon, please see Appendix A to this Statement of Additional Information.

         MORTGAGE-RELATED SECURITIES. To the extent described in Part A the Portfolios may purchase mortgage-backed securities that are secured by entities such as the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), commercial banks, trusts, financial companies, finance subsidiaries of industrial companies, savings and loan associations, mortgage banks and investment banks. These certificates are in most cases pass-through instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. The average life of a mortgage-backed security varies with the underlying mortgage instruments, which have maximum maturities of 40 years. The average life is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as the result of prepayments, mortgage refinancings or foreclosure. Mortgage prepayment rates are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. Such prepayments are passed through to the registered holder with the regular monthly payments of principal and interest and have the effect of reducing future payments.

         There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S.

Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-related securities issued by FNMA include FNMA guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA, are not backed by or entitled to the full faith and credit of the United States and are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "Pcs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

         ASSET-BACKED SECURITIES. The Asset Allocation, Corporate Bond and Bond Portfolios may invest in asset-backed securities.

         The Asset Allocation, Corporate Bond and Bond Portfolios may also invest in non-mortgage backed securities including interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities may also be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Non-mortgage backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities.

         The purchase of non-mortgage backed securities raises considerations peculiar to the financing of the instruments underlying such securities. For example, most organizations that issue asset-backed securities relating to motor vehicle installment purchase obligations perfect their interests in the respective obligations only by filing a financing statement and by having the servicer of the obligations, which is usually the originator, take custody thereof. In such circumstances, if the servicer were to sell the same obligations to another party, in violation of its duty not to do so, there is a risk that such party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. Also, although most of such obligations grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to perfect such security interest against competing claims of other parties. Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the obligations underlying the asset-backed securities, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the asset-backed securities. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. In addition, various state and federal laws give the motor vehicle owner the right to assert against the holder of the owner's obligation certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the related asset-backed securities. Insofar as credit card receivables are concerned, credit card holders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owed on the credit card, thereby reducing the amounts paid on such receivables. In addition, unlike most other asset-backed securities, credit card receivables are unsecured obligations of the cardholder.

         The development of non-mortgage backed securities is at an early stage compared to mortgage backed securities. While the market for asset-backed securities is becoming increasingly liquid, the market for mortgage backed securities issued by certain private organizations and non-mortgage backed securities is not as well developed as that for mortgage backed securities guaranteed by government agencies or instrumentalities. Bank of America intends to limit its purchases of mortgage backed securities to those issued by certain private organizations and to limit its purchase of non-mortgage backed securities to securities to those that are readily marketable at the time of purchase.

         BONDS OF SUPRANATIONAL ENTITIES. The Corporate Bond, International Equity and International Bond Portfolios may invest in bonds of supranational entities. A supranational entity is an entity established or financially supported by the national governments of one or more countries to promote reconstruction or development. Examples of supranational entities include, among others, the World Bank, the European Economic Community, the

European Coal and Steel Community, the European Investment Bank, the Inter-American Development Bank, the Export-Import Bank and the Asian Development Bank. The risks associated with investments in foreign issuers are described below under "Foreign Investments." Obligations issued by the International Bank for Reconstruction and Development, the Asian Development Bank or the Inter-American Development Bank are not permissible investments for the Asset Allocation, Blue Chip and Bond Portfolios.

         VARIABLE AND FLOATING RATE INSTRUMENTS. Each Portfolio (except for the Short-Term Government Portfolio) may acquire variable and floating rate instruments, including, with respect to the Asset Allocation, Blue Chip and Bond Portfolios, master demand notes. The actual yield on variable and floating rate instruments varies not only as a result of variations in the lives of the underlying securities, but also as a result of changes in prevailing interest rates. Such instruments are frequently not rated by credit rating agencies. However, in determining the creditworthiness of unrated variable and floating rate instruments and their eligibility for purchase by a Portfolio, Bank of America will consider the earning power, cash flow and other liquidity ratios of the issuers of such instruments (which include financial, merchandising, bank holding and other companies) and will monitor their financial condition. An active secondary market may not exist with respect to a particular variable or floating rate instrument purchased by a Portfolio. The absence of such an active secondary market could make it difficult to dispose of a variable or floating rate instrument in the event the issuer of the instrument defaulted on its payment obligation or during periods that a Portfolio is not entitled to exercise its demand rights, and the Portfolio could, for these or other reasons, suffer a loss to the extent of the default. Investments in illiquid variable and floating rate instruments (instruments which are not payable upon seven days' notice and do not have active trading markets) are subject to each Portfolio's 15% limitation on illiquid securities (10% with respect to the Asset Allocation, Blue Chip and Bond Portfolios). Variable and floating rate instruments may be secured by bank letters of credit.

         REVERSE REPURCHASE AGREEMENTS. As described in Part A, each Portfolio (except the Short-Term Government Portfolio) is permitted to borrow funds for temporary purposes by entering into reverse repurchase agreements with financial institutions such as banks and broker-dealers in accordance with the investment limitations described therein. Whenever a Portfolio enters into a reverse repurchase agreement, it will place in a segregated account maintained with its custodian liquid assets such as cash, U.S. Government securities or other liquid high grade debt securities having a value equal to the repurchase price (including accrued interest), and Bank of America will subsequently continuously monitor the account for maintenance of such equivalent value. Each Portfolio intends to enter into reverse repurchase agreements to avoid otherwise having to sell securities during unfavorable market conditions in order to meet redemptions. Reverse repurchase agreements are considered to be borrowings by a Portfolio under the 1940 Act.

         OPTIONS TRADING. Each Portfolio may, under certain circumstances and in accordance with its investment limitations, engage in options trading. Such options may relate to U.S. and foreign securities or to various stock indices. In addition, the International Equity and International Bond Portfolios may acquire options relating to foreign currencies in order to hedge against changes in exchange rates. Such options may be traded on U.S. exchanges, over-the-counter, and on foreign exchanges to the extent permitted by law.

         Options trading is a highly specialized activity which entails greater than ordinary investment risks. Regardless of how much the market price of the underlying security, index or currency increases or decreases, the option buyer's risk is limited to the amount of the original premium paid for the purchase of the option. However, options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. A listed call option for a particular security or amount of currency gives the purchaser of the option the right to buy from a clearing corporation, and a writer has the obligation to sell to the clearing corporation the underlying security or currency amount at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security or currency. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A listed put option gives the purchaser the right to sell to a clearing corporation the underlying security or amount of currency at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security or currency. In contrast to an option on a particular security, an option on a stock index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple. Unlisted options are not subject to the protections afforded purchases of options listed by the Options Clearing Corporation, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options. Furthermore, it is the position of the staff of the SEC that over-the-counter options are illiquid. To the extent that a Portfolio invests in options that are illiquid (including over-the-counter options), such investment will be subject to the Portfolio's limitations on illiquid securities.

         A Portfolio will continue to receive interest or dividend income on the securities underlying such puts until they are exercised by the Portfolio. Any losses realized by a Portfolio in connection with its purchase of put options will be limited to the premiums paid by the Portfolio for the options plus any transaction costs. A gain or loss may be wholly or partially offset by a change in the value of the underlying security which the Fund or Portfolio owns.

         In the case of a call option on a security, the option is "covered" if a Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian cash or cash equivalents equal to the contract value. A call option is also covered if a Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian.

         The principal reason for writing call options on a securities portfolio is the attempt to realize, through the receipt of premiums, a greater current return than would be realized on the securities alone. In return for the premium, the covered option writer gives up the opportunity for profit from a price increase in the underlying security above the exercise price so long as his obligation as a writer continues, but retains the risk of loss should the price of the security decline. Unlike one who owns securities not subject to an option, the covered option writer has no control over when it may be required to sell its securities, since it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer.

         If a Portfolio desires to sell a particular security it owns on which it has written an option, the Portfolio will seek to effect a closing purchase transaction prior to, or concurrently with, the sale of the security. In order to close out a covered call option position, a Portfolio will enter into a "closing purchase transaction" - the purchase of a call option on a security or stock index with the same exercise price and expiration date as the call option which it previously wrote on the same security or index.

         When a Portfolio purchases a put or call option, the premium paid by it is recorded as an asset of the Portfolio. When a Portfolio writes an option, an amount equal to the net premium (the premium less the commission) received by the Portfolio is included in the liability section of the statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be subsequently marked-to-market to reflect the current value of the option purchased or written. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a loss equal to the premium paid. If a Fund enters into a closing sale transaction on an option purchased by it, the Portfolio will realize a gain if the premium received by it on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. Moreover, because increases in the market price of an option will generally reflect (although not necessarily in direct proportion) increases in the market price of the underlying security any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by appreciation of the underlying security if such security is owned by the Portfolio. If an option written by a Portfolio expires on the stipulated expiration date or if the Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by a Portfolio is exercised, the proceeds of the sale will be increased by the net premium originally received and the Portfolio will realize a gain or loss.

         As noted previously, there are several risks associated with transactions in options on securities, currencies and indices. For example, there are significant differences between the securities, currencies and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange ("Exchange") may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

         A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         FOREIGN INVESTMENTS. In considering whether to invest in the securities of a foreign company, Bank of America considers such factors as the characteristics of the particular company, differences between economic trends and the performance of securities markets within the U.S. and those within other countries, and also factors relating to the general economic, governmental and social conditions of the country or countries where the company is located.

         Each Portfolio (with the exception of the Short-Term Government Portfolios) may invest in securities of foreign issuers that are not publicly traded in the United States and may also acquire foreign securities indirectly without limit through investments in ADRs. Investing in securities of foreign issuers involves certain special considerations, including those set forth below, which are not typically associated with investing in U.S.
issuers.

         ADRs are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may trade in the over-the-counter market. ADR prices are denominated in United States dollars; the underlying security may be denominated in a foreign currency. The underlying security may be subject to foreign government taxes which would reduce the yield on such securities. The extent to which a Portfolio will be invested in foreign companies and ADRs will fluctuate from time to time depending on the investment adviser's assessment of prevailing market, economic and other conditions.

         The International Bond and International Equity Portfolios may purchase debt obligations issued or guaranteed by governments (including states, provinces or municipalities) of countries other than the United States, or by their agencies, authorities or instrumentalities. These Portfolios may also purchase debt obligations of foreign corporations or financial institutions, such as Yankee bonds (dollar-denominated bonds sold in the United States by non-U.S. issuers), Samurai bonds (yen-denominated bonds sold in Japan by non-Japanese issuers and Eurobonds (bonds not issued in the country (and possibly currency of the country) of the issuer). The International Bond and International Equity Portfolios' investments will be allocated among securities denominated in the currencies of a number of foreign countries and, within each such country, among different types of debt securities. The percentage of assets invested in securities of a particular country or denominated in a particular currency will vary in accordance with Bank of America's assessment of the country's gross domestic product, purchasing power parity and market capitalization and the relationship of a country's currency to the United States dollar. Fundamental economic strength, credit quality and interest rate trends will be the principal factors considered by Bank of America in determining whether to increase or decrease the emphasis placed upon a particular type of security within these Portfolios.

         Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on U.S. exchanges, although each Portfolio endeavors to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers, dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities.

         Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of a Portfolio is uninvested and no return is earned thereon. The inability of a Portfolio to make intended security purchases due to settlement problems could cause a Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to a Portfolio due to subsequent declines in value of the portfolio securities, or, if a Portfolio has entered into a contract to sell the securities, could result in possible liability to the purchaser. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth or gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

         Investments in foreign securities involve certain inherent risks, such as political or economic instability of the issuer or the country of issue, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. Such securities may also be subject to greater fluctuations in price than securities of domestic corporations. In addition, there may be less publicly available information about a foreign company than about a domestic company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies. Foreign brokerage commissions and custodian fees are generally higher than in the United States. With respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries.

         MUNICIPAL SECURITIES. The Bond and Asset Allocation Portfolios may invest in Municipal Securities. Municipal Securities are debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities. In addition, certain types of private activity bonds (including industrial development bonds under prior law) are issued by or on behalf of public authorities to finance various privately-operated facilities. Such obligations are included within the term Municipal Securities if the interest paid thereon is exempt from regular federal income tax. The two principal classifications of Municipal Securities which may be held by the Portfolios are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Portfolios are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

         The Bond and Asset Allocation Portfolios may also invest in "moral obligation" securities, which are normally issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         The Bond and Asset Allocation Portfolios may purchase short-term Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes and other forms of short-term tax-exempt loans. Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. Those Portfolios may also purchase tax-exempt commercial paper.

         There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Moody's, S&P, Fitch and D&P represent their opinions as to the quality of Municipal Securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Securities with the same maturity, interest rate and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Portfolio, an issue of Municipal Securities may cease to be rated or its rating may be reduced. The investment adviser will consider such an event in determining whether a Portfolio should continue to hold the obligation.

         An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its Municipal Securities may be materially adversely affected by litigation or other conditions. Further, it should also be noted with respect to all Municipal Securities issued after August 15, 1986 (August 31, 1986 in the case of certain bonds), the issuer must comply with certain rules formerly applicable only to "industrial development bonds" which, if the issuer fails to observe them, could cause interest on the Municipal Securities to become taxable retroactive to the date of issue.

         Information about the financial condition of issuers of Municipal Securities may be less available than about corporations, a class of whose securities is registered under the Securities Exchange Act of 1934.

         WHEN-ISSUED SECURITIES, FORWARD COMMITMENTS AND DELAYED SETTLEMENTS. Each Portfolio may purchase securities on a "when issued" or "forward commitment" basis. The Corporate Bond, Growth and Income, International Bond, International Equity, Short-Term Government and Utilities Portfolios may also purchase securities on a "delayed settlement" basis. When a Portfolio agrees to purchase securities on a "when-issued," forward commitment or delayed settlement basis, its custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, its custodian will set aside portfolio securities to satisfy a purchase commitment. In such a case, a Portfolio may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Portfolio's commitment. It may be expected that a Portfolio's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. The Portfolios do not intend to engage in these transactions for speculative purposes but primarily in order to hedge against anticipated changes in interest rates. Because each Portfolio will set aside cash or liquid portfolio securities to satisfy the purchase commitments in the manner described, a Portfolio's liquidity and the ability of Bank of America to manage it may be affected in the event forward commitments, commitments to purchase when-issued and delayed settlements securities ever exceeded 25% of the value of the Portfolio's assets.

         A Portfolio may purchase securities on a when-issued, forward commitment or delayed settlement basis only with the intention of completing the transaction. If deemed advisable as a matter of investment strategy, however, a Portfolio may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to a Portfolio on the settlement date. In these cases a Portfolios may realize a taxable capital gain or loss.

         When a Portfolio engages in when-issued, forward commitment and delayed settlement transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

         The market value of the securities underlying a when-issued purchase, forward commitment to purchase securities, or a delayed settlement transaction and any subsequent fluctuations in their market value is taken into account when determining the market value of a Portfolio starting on the day the Portfolio agrees to purchase the securities. A Portfolio does not earn interest on the securities they have committed to purchase until the securities are paid for and delivered on the settlement date.

         FUTURES. The Portfolios may engage in futures contracts. A futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a specified obligation or stock index (which assigns relative values to the common stocks included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities is normally made. A Portfolio may not purchase or sell futures contracts and purchase related options unless immediately after any such transaction the aggregate initial margin that is required to be posted by that Portfolio under the rules of the exchange on which the futures contract (or futures option) is traded, plus any premiums paid by the Portfolio on its open futures options positions, does not exceed 5% of the Portfolio's total assets, after taking into account any unrealized profits and losses on the Portfolio's open contracts and excluding the amount that a futures option is "in-the-money" at the time of purchase. An option to buy a futures contract is "in-the-money" if the then current purchase price of the contract that is subject to the option is less than the exercise or strike price; an option to sell a futures contract is "in-the-money" if the exercise or strike price exceeds the then current purchase price of the contract that is the subject of the option.

         Successful use of futures contracts by a Portfolio is subject to Bank of America's ability to predict correctly movements in the direction of the stock market or interest rates. There are several risks in connection with the use of futures contracts by a Portfolio as a hedging devise. One risk arises because of the imperfect correlation between movements in the price of the futures contract and movements in the price of the securities which are the subject of the hedge. The price of the futures contract may move more than or less than the price of the securities being hedged. If the price of the futures contract moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, a Portfolio would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures contract. If the price of the futures contract moves more than the price of the hedged securities, a Portfolio involved will experience either a loss or gain on the futures contract which will not be completely offset by movements in the price of the securities which are the subject of the hedge.

         It is also possible that, where a Portfolio has sold futures contracts to hedge its portfolio against a decline in the market, the market may advance and the value of securities held in a Portfolio may decline. If this occurred, a Portfolio would lose money on the futures contract and also experience a decline in value in its portfolio securities.

         In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures contract and the securities being hedged, the price of futures contracts may not correlate perfectly with movement in the cash market due to certain market distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movement in the cash market and movements in the price of futures contracts, a correct forecast of general market trends or interest rate movements by Bank of America may still not result in a successful hedging transaction over a short time frame.

         Positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures contracts. Although the Portfolios intend to purchase or sell futures contracts only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin. The liquidity of a secondary market in a futures contract may in addition be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions.

         For additional information concerning Futures and options thereon, please see Appendix B to this Part B.

         OPTIONS ON FUTURES CONTRACTS. The acquisition of put and call options on a futures contract will give a Portfolio the right (but not the obligation), for a specified price, to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, the Portfolio obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.

         The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of a Portfolio's assets. By writing a call option, a Portfolio becomes obligated, in exchange for the premium, to sell a futures contact, which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium, which may partially offset an increase in the price of securities that the Portfolio intends to purchase. However, the Portfolio becomes obligated to purchase a futures contact, which may have a value lower than the exercise price. Thus, the loss incurred by the Portfolio in writing options on futures is potentially unlimited and may exceed the amount of the premium received. The Portfolio will incur transaction costs in connection with the writing of options on futures.

         The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option on the same series. There is no guarantee that such closing transactions can be effected. A Portfolio's ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. The International Bond and International Equity Portfolios may enter into forward foreign currency exchange contracts. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.

         At the maturity of a forward contract the Portfolio may either accept or make delivery of the currency specified in the contract or, at or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

         When Bank of America believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Portfolio's securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. Using forward contracts to protect the value of a Portfolio's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which the Portfolio can achieve at some future point in time. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the dollar value of only a portion of the Portfolio's foreign assets.

         A Portfolio generally will not enter into a forward contract with a term of greater than one year.

         INTEREST RATE AND CURRENCY SWAPS. The Corporate Bond and International Bond Portfolios may enter into interest rate and currency swaps. Inasmuch as interest rate and currency swaps are entered into for hedging purposes or are offset by a segregated account as described below, the Portfolios and Bank of America believe that swaps do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Portfolio's borrowing restrictions. The net amount of the excess, if any, of a Portfolio's obligations over its entitlements with respect to each interest rate or currency swap will be accrued on a daily basis and an amount of cash or liquid high grade debt securities (i.e., securities rated in one of the top three ratings categories by Moody's or Standard & Poor's) or, if unrated, deemed by Bank of America to be of comparable credit quality, having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Portfolio's custodian. A Portfolio will not enter into any interest rate or currency swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by Bank of America. If there were a default by the other party to such a transaction, a Portfolio would have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market.

         SECURITIES LENDING. A Portfolio may lend securities as described in Part A. Such loans will be secured by cash or securities of the U.S. Government and its agencies and instrumentalities. The collateral must be at all times equal to at least the market value of the securities loaned and is "marked to market" daily. A Portfolio will continue to receive interest or dividends on the securities it loans, and will also earn interest on the investment of any cash collateral. Cash collateral may be invested in short-term U.S. Government securities certificates of deposit, other high-grade, short-term obligations or interest-bearing cash equivalents. The International Equity Portfolio may also invest cash collateral in U.S. Treasury Notes. Although voting rights, or rights to consent, attendant to securities loaned pass to the borrower, such loans may be called at any time and will be called so that the securities may be noted by a Portfolio if a material event affecting the investment is to occur.


         ILLIQUID SECURITIES. It is possible that unregistered securities purchased by a Portfolio (other than the Asset Allocation, Blue Chip or Bond Portfolios) in reliance upon Rule 144A under the Securities Act of 1933 could have the effect of increasing the level of a Portfolio's illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.


         HIGH YIELD/HIGH RISK SECURITIES. In general, investments in high yielding fixed-income securities are subject to a significant risk of a change in the credit rating or financial condition of the issuing entity. Investments in high yielding fixed-income securities of medium or lower quality are also likely to be subject to greater market fluctuation and to greater risk of loss of income and principal due to default than investments of higher rated fixed-income securities. Such high yielding securities generally tend to reflect short-term corporate and market developments to a greater extent than higher rated securities, which react more to fluctuations in the general level of interest rates. A Portfolio seeks to reduce risk to the investor by diversification, credit analysis and attention to current developments in trends of both the economy and financial markets. However, while diversification reduces the effect on a Portfolio of any single investment, it does not reduce the overall risk of investing in lower rated securities.

         In seeking to attain the investment objective of a Portfolio, the investment adviser may consider both the relative risks and potential returns of higher-rated and lower-rated securities. As a result, a Portfolio may hold higher-rated fixed-income securities when the differential in return between lower-rated and higher-rated securities narrows and the investment adviser believes that the risk of loss of income and principal may be substantially reduced with only a relatively small reduction in potential capital appreciation and yield. The relative proportions of the types of securities in a Portfolio may vary from time to time according to the prevailing and projected market and economic conditions and other factors.

ADDITIONAL INFORMATION

         The investment adviser's own investment portfolios may include bank certificates of deposit, bankers' acceptances, corporate debt obligations, equity securities and other investments any of which may also be purchased by a fund of the Company. The Portfolios may also invest in securities, interests or obligations of companies or entities which have a deposit, loan, commercial banking or other business relationship with Bank of America or any of its affiliates (including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities purchased by a Portfolio of the Trust).

OTHER INVESTMENT LIMITATIONS

         The investment objectives of the Portfolios are fundamental; Part A summarizes certain fundamental policies that may not be changed with respect to a Portfolio without the affirmative vote of the holders of the majority of the Portfolio's outstanding interests (as defined in Item 18 below). The following is a complete list of fundamental policies may not be changed with respect to a Portfolio without such a vote.

         NEITHER THE BLUE CHIP, ASSET ALLOCATION NOR BOND PORTFOLIOS MAY:

                  1. Purchase securities (except securities issued by the United States Government, its agencies instrumentalities) if, as a result, more than 5% of the value of the total assets of any Portfolio would be invested in the securities of any one issuer or any Portfolio would own more than 10% of the voting securities of such issuer, except that up to 25% of the total assets of any Portfolio may be invested without regard to these limitations.

                  2. Pledge, mortgage or hypothecate the assets of any Portfolio to any extent greater than 10% of the value of the total assets of that Portfolio;

                  3. Make loans to other persons, except that a Portfolio may make time or demand deposits with banks, provided that time deposits shall not have an aggregate value in excess of 10% of a Portfolio's net assets, and may purchase bonds, debentures or similar obligations that are publicly distributed, may loan portfolio securities not in excess of 10% of the value of the total assets of such Portfolio, and may enter into repurchase agreements as long as repurchase agreements maturing in more than seven days do not exceed 10% of the value of the total assets of a Portfolio;

                  4. Purchase or sell commodities contracts, except that any Portfolio may purchase or sell futures contracts on financial instruments, such as bank certificates of deposit and U.S. Government securities, foreign currencies and stock indexes and options on any such futures if such options are written by other persons and if (i) the futures or options are listed on a national securities or commodities exchange, (ii) the aggregate premiums paid on all such options that are held at any time do not exceed 20% of the total net assets of that Portfolio and (iii) the aggregate margin deposits required on all such futures or options thereon held at any time do not exceed 5% of the total assets of that Portfolio;

                  5. Purchase any securities for any Portfolio that would cause more than 25% of the value of the Portfolio's total assets at the time of such purchase to be invested in the securities of one or more issuers conducting their principal activities in the same industry; provided that there is no limitation with respect to investments in obligations issued or guaranteed by the United States Government, its agencies and instrumentalities;

                  6. Invest the assets of any Portfolio in nonmarketable securities that are not readily marketable (including repurchase agreements maturing in more than seven days, securities described in paragraph (3) above, restricted securities, certain OTC options and securities used as cover for such options and stripped mortgage-backed securities) to any extent greater than 10% of the value of the total assets of that Portfolio.

                  7. Borrow money for any Portfolio except for temporary emergency purposes and then only in an amount not exceeding 5% of the value of the total assets of that Portfolio. Borrowing shall, for purposes of this paragraph 1, include reverse repurchase agreements. Any borrowings, other than reverse repurchase agreements, will be from banks. The Trust will repay all borrowings in any Portfolio before making additional investments for that Portfolio and interest paid on such borrowings will reduce income;

                  8. Issue senior securities;

                  9. Underwrite any issue of securities; provided, however, that the purchase by a Portfolio of securities issued by a diversified, open-end management investment company, or a series thereof, with substantially the same investment objectives, policies and restrictions as such Portfolio shall not constitute an underwriting for purposes of this paragraph 9;

                  10. Purchase or sell real estate or real estate mortgage loans, but this shall not prevent investments in instruments secured by real estate or interests therein or in marketable securities of issuers that engage in real estate operations;

                  11. Purchase on margin or sell short;

                  12. Purchase or retain securities of an issuer if those members of the Board of Trustees, each of whom own more than 1/2 of 1% of such securities, together own more than 5% of the securities of such issuer;

                  13. Purchase securities of any other investment company (except in connection with a merger, consolidation, acquisition or reorganization) if, immediately after such purchase, the Trust (and any companies controlled by it) would own in the aggregate (i) more than 3% of the total outstanding voting stock of such investment company, (ii) securities issued by such investment company would have an aggregate value in excess of 5% of the value of the total assets of the Trust, or (iii) securities issued by such investment company and all other investment companies would have an aggregate value in excess of 10% of the value of the total assets of the Trust;

                  14. Invest in or sell put, call, straddle or spread options or interests in oil, gas or other mineral exploration or development programs;

         NEITHER THE CORPORATE BOND PORTFOLIO, THE GROWTH AND INCOME PORTFOLIO, THE INTERNATIONAL BOND PORTFOLIO, THE INTERNATIONAL EQUITY PORTFOLIO, THE SHORT-TERM GOVERNMENT PORTFOLIO NOR THE UTILITIES PORTFOLIO MAY:

                  1. Underwrite the securities of other issuers.

                  2. Purchase securities on margin (except for such short-term credits as may be necessary for the clearance of transactions), make short sales of securities or maintain a short position. For this purpose, the deposit or payment by the Portfolio for initial or maintenance margin in connection with futures contracts is not considered to be the purchase or sale of a security on margin.

                  3. Write or sell puts, calls, straddles, spreads or combinations thereof, except that (other than the Short-Term Government Portfolio) it may engage in options transactions.

                  4. Purchase securities of other investment companies, except
(a) in connection with a merger, consolidation, acquisition or reorganization or
(b) as may otherwise be permitted by the 1940 Act.

                  5. Purchase any securities which would cause 25% or more of the value of its total assets at the time of such purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however, that (a) there is no limitation with respect to investments in obligations issued or guaranteed by the federal government and its agencies and instrumentalities; (b) each utility (such as gas, gas transmission, electric and telephone service) will be considered a single industry for purposes of this policy; and (c) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

                  6. Purchase securities of any issuer if as a result it would own more than 10% of the voting securities of such issuer.

                  7. Borrow money for the purpose of obtaining investment leverage or issue senior securities (as defined in the 1940 Act) provided that the Portfolio may borrow from banks for temporary purposes and in an amount not exceeding 10% of the value of the total assets of the Portfolio; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amount borrowed or 10% of the value of its total assets at the time of such borrowing. This restriction shall not apply to (a) the sale of portfolio securities accompanied by a simultaneous agreement as to their repurchase, or (b) to transactions in currency, options, futures contracts and options on futures contracts or forward commitment transactions.

                  8. Make loans, except that it may purchase or hold debt obligations in accordance with its investment objective, policies and limitations' may enter into repurchase agreements with respect to securities; and may lend portfolio securities against collateral consisting of cash or securities of the U.S. Government and its agencies and instrumentalities which are consistent with its permitted investments.


                  For the purposes of Investment Limitation 5 above, the Portfolios treat, in accordance with the current views of the staff of the Securities and Exchange Commission and as a matter of non-fundamental policy that may be changed without a vote of shareholders, all supranational organizations as a single industry and each foreign government (and all of its agencies) as a separate industry.


                  NEITHER THE CORPORATE BOND PORTFOLIO, THE GROWTH AND INCOME PORTFOLIO, THE INTERNATIONAL BOND PORTFOLIO, THE INTERNATIONAL EQUITY PORTFOLIO NOR THE UTILITIES PORTFOLIO MAY:

                  1. Purchase or sell real estate, except that the Portfolio may, to the extent appropriate to its investment objective, invest in securities and instruments guaranteed by agencies or instrumentalities of the U.S. Government and securities issued by companies which invest in real estate or interests therein.

                  2. Purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that:
(a) it may, to the extent appropriate to its investment objective, invest in securities issued by companies which purchase or sell commodities or commodity contracts or which invest in such programs; and (b) it may purchase and sell futures contracts and options on futures contracts.


                  NEITHER THE CORPORATE BOND PORTFOLIO, THE GROWTH AND INCOME PORTFOLIO, THE INTERNATIONAL EQUITY PORTFOLIO NOR THE SHORT-TERM GOVERNMENT PORTFOLIO MAY:

                  1. Purchase securities (except securities issued by the U.S. Government, its agencies or instrumentalities) if, as a result more than 5% of its total assets will be invested in the securities of any one issuer, except that up to 25% of its total assets may be invested without regard to this 5% limitation.

                  THE SHORT-TERM GOVERNMENT PORTFOLIO MAY NOT:

                  1. Purchase or sell commodities or commodity contacts, or invest in oil, has or mineral exploration or development programs. This restriction shall not apply to securities issued by companies which purchase or sell commodities or commodity contracts or which invest in such programs, or to futures contracts or options on futures contracts.



         If a percentage restriction is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in asset value will not constitute a violation of such restriction.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO.

         The business and affairs of the Trust are managed under the direction of the Board of Trustees. The members of the Board of Trustees and the officers of the Trust, their addresses, ages and principal occupations during the past five years are as follows:



                                                       Position with            Principal
Name and Address                     Age                 the Trust              Occupations
----------------                     ---               -------------            -----------
Thomas M. Collins                    62                Chairman of the          Of counsel, the law firm
McDermott & Trayner                                    Board                    of McDermott & Trayner;
225 South Lake Avenue                                                           Partner of the law firm
Suite 410                                                                       of Musick, Peeler &
Pasadena, CA 91101-3005                                                         Garrett (until April
                                                                                1993); Director, Pacific
                                                                                Horizon Funds, Inc.;
                                                                                former Trustee, Master
                                                                                Investment Trust, Series
                                                                                II (registered investment
                                                                                company) 1993 to February
                                                                                1997).

Michael Austin                       60                Trustee                  Chartered Accountant;
Victory House,                                                                  Trustee, Master
Nelson Quay                                                                     Investment Trust, Series
Governor's Harbor                                                               II (1993 to February
Grand Cayman                                                                    1997); Retired Partner,
Cayman Islands                                                                  KPMG Peat Marwick, LLP.
British West Indies

Robert E. Greeley                    64                Trustee                  Chairman, Page Mill Asset
Page Mill Asset Management                                                      Management (a private
433 California Street                                                           investment company) since
Suite 900                                                                       1991; Director, Morgan
San Francisco, CA  94104                                                        Grenfell Small-Cap Fund
                                                                                (since 1986); Director,
                                                                                Pacific Horizon Funds,
                                                                                Inc. (since 1994); former
                                                                                Trustee, Master
                                                                                Investment Trust, Series
                                                                                II (1993 to February
                                                                                1997); former Director,
                                                                                Bunker Hill Income
                                                                                Securities, Inc. (since
                                                                                1989); former Trustee,
                                                                                SunAmerica Fund Group
                                                                                (previously Equitech
                                                                                Siebel Fund Group) from
                                                                                1984 through 1992
                                                                                (registered investment
                                                                                companies).

Robert A. Nathane*                   71                Trustee                  Chairman of Board of
1200 Shenandoah Drive East                                                      Advisors, Phoenix Venture
Seattle, WA  98112                                                              Funds; Trustee, Seafirst
                                                                                Retirement

                                                       Position with            Principal
Name and Address                                           Trust                Occupations
----------------                                       -------------            -----------
                                                                                Funds (since 1993);
                                                                                Retired President, Laird
                                                                                Norton Trust Company;
                                                                                Trustee, Master
                                                                                Investment Trust, Series
                                                                                II (1993-February 1997);
                                                                                former Supervisor,
                                                                                Collective Investment
                                                                                Trust for Seafirst
                                                                                Retirement Accounts,
                                                                                (until 1993); former
                                                                                Trustee, First Funds of
                                                                                America (registered
                                                                                investment companies).

Cornelius J. Pings                   67                Trustee                  President, Association of
Association of American                                                         American Universities,
         Universities                                                           February 1993 to date;
One DuPont Circle                                                               Provost, 1982 to January
Suite 730 Washington, DC 20036                                                  1993, Senior Vice
                                                                                President for Academic
                                                                                Affairs, 1981 to January
                                                                                1993, University of
                                                                                Southern California;
                                                                                President and Chairman of
                                                                                the Board, Pacific
                                                                                Horizon Funds, Inc.;
                                                                                Trustee, Master
                                                                                Investment Trust, Series
                                                                                II (1995 to February
                                                                                1997).

J. David Huber                       49                President                Employee of BISYS Fund
BISYS Fund Services                                                             Services, Inc., June 1987
3435 Stelzer Road                                                               to present; President of
Columbus, OH  43219                                                             Master Investment Trust,
                                                                                Series I, and Seafirst
                                                                                Retirement Funds (since
                                                                                1996) Master Investment
                                                                                Trust Series II (1996 -
                                                                                February 1997).

Adrian J. Waters                     32                Executive Vice           Managing Director,
BISYS Fund Services                                    President,               Concord Management
Floor 2, Block 2                                       Treasurer and            (Ireland) Ltd. since May
The Harcourt Centre                                    Assistant Secretary      1993; Chartered
Dublin 2, Ireland                                                               Accountant, in the
                                                                                Investment Company
                                                                                Industry Services Group,
                                                                                Price Waterhouse, New
                                                                                York 1989 May 1993.

W. Bruce McConnel, III               54                Secretary                Partner of the law firm
1345 Chestnut Street                                                            of Drinker Biddle & Reath
Suite 1100                                                                      LLP.
Philadelphia, PA 19107

                                                       Position with            Principal
Name and Address                                           Trust                Occupations
----------------                                       -------------            -----------
Stephanie L. Blaha                   37                Vice President           Manager of Client
BISYS Fund Services                                                             Services of Concord,
3435 Stelzer Road                                                               March 1995 to date, prior
Columbus, OH  43219                                                             thereto Assistant Vice
                                                                                President of Concord,
                                                                                October 1991 to March
                                                                                1995; Vice President,
                                                                                Seafirst Retirement Funds
                                                                                and Master Investment
                                                                                Trust, Series I (since
                                                                                1996); Assistant Vice
                                                                                President, Pacific
                                                                                Horizon Funds, Inc.
                                                                                (since 1996).


--------------------------

* Mr. Nathane is an "interested trustee" of the Trust as defined in the 1940 Act.


         Each trustee receives an aggregate annual fee of $3,000 ($5,000 in the case of any trustee who is not also a trustee of an Investor), plus $500 per meeting attended and $500 per day for each day devoted to travel in connection with meetings. Each trustee is also reimbursed for out-of-pocket expenses incurred as a trustee. The trustees' fees and reimbursements are allocated among all of the Trust's Portfolios based on relative net asset values. For the fiscal year ended February 28, 1997, the Trust paid or accrued for the account of its trustees as a group for services in all capacities a total of $50,654. Of that amount, $7,722, $25,773, $14,942, $1,894 and $323 were allocated to the Bond,
Blue Chip, Asset Allocation, Corporate Bond, and International Equity Portfolios, respectively. The other Portfolios had not commenced investment operations as of February 28, 1997.



         The following table provides certain information about the compensation received by each trustee of the Trust for the fiscal year ended February 28, 1997:

============================================================================================================
                                                                                                  Total
                                                         Pension or                               Compensa-
                                                         Retirement                               tion from
                                                         Benefits              Estimated          Registrant
                                 Aggregate               Accrued as            Annual             and Fund
                                 Compensation            part of               Benefits           Complex*
Name of Person/                  from the                Trust                 upon               Paid to
Position                         Trust                   Expenses              Retirement         Trustee
------------------------------------------------------------------------------------------------------------
Thomas M. Collins
Chairman                         $7,000                  $0                    $0                 $86,125
------------------------------------------------------------------------------------------------------------
Michael Austin
Trustee                          $8,000                  $0                    $0                 $12,836
------------------------------------------------------------------------------------------------------------
Robert E. Greeley
Trustee                          $8,000                  $0                    $0                 $51,625
------------------------------------------------------------------------------------------------------------
Robert A. Nathane
Trustee                          $8,000                  $0                    $0                 $13,005
------------------------------------------------------------------------------------------------------------
Cornelius J.
Pings                            $8,000                  $0                    $0                 $68,125
Trustee
============================================================================================================




* During the past year, the "Fund Complex" consisted of the Trust, Pacific Horizon Funds, Inc., Seafirst Retirement Funds, Master Investment Trust, Series II, Time Horizon Funds and World Horizon Funds. Fees from the Time Horizon Funds are for the period March 11, 1996 to February 28, 1997.



ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of June 24, 1997, the trustees and officers of the Trust, as a group, own less than 1% of the outstanding Beneficial Interests.

         As of June 24, 1997, the World Horizon US Equity Fund owned of record or beneficially 9.98% of the Blue Chip Portfolio and the Pacific Horizon Blue Chip Fund owned of record or beneficially 89.95% of the Blue Chip Portfolio; the Pacific Horizon Intermediate Bond Fund owned of record or beneficially 46.15% of the Bond Portfolio and the World Horizon U.S. Bond Fund owned of record or beneficially 53.53% of the Bond Portfolio.


ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISORY AGREEMENTS

         Bank of America is authorized by each investment advisory agreement (including the Prior Advisory Agreement) to employ or associate with itself such persons as it believes are appropriate to assist it in the performance of its duties. Any such person is required to be compensated by Bank of America, not by the Trust, and to be approved by the interestholders as required by the 1940 Act.


         For the services provided and expenses assumed pursuant to each investment advisory agreement, the Trust has agreed to pay Bank of America fees, accrued daily and payable monthly, at the annual rates of .25% of the average daily net assets of the Short-Term Government Portfolio, .30% of the Bond Portfolio's average daily net assets, .45% of the respective average daily net assets of the Corporate Bond and International Bond Portfolios, .50% of the respective average daily net assets of the Utilities and Bond Portfolios, .55% of the respective average daily net assets of the Asset Allocation and Growth and Income Portfolios, and .75% of the average daily net assets of the International Equity Portfolio. The fees payable to Bank of America are not subject to reduction as the value of a Portfolio's net assets increases. From time to time Bank of America may waive fees or reimburse a Portfolio for expenses voluntarily or as required by certain state securities laws. See "Administration Agreement" for instances where Concord is required to make expense reimbursements for a Portfolio. Prior to June 23, 1997, Bank of America was entitled to receive an investment advisory fee at the annual rate of 0.45% and 0.75% of the respective average daily net assets of the Bond and Blue Chip Portfolios.



         For the fiscal years indicated, Bank of America was paid or waived advisory fees with respect to the Bond, Blue Chip and Asset Allocation Portfolios as follows:




================================================================================
                                Year ended         Year ended         Year ended
                               February 28,       February 29,       February 28,
                                   1997               1996               1995
--------------------------------------------------------------------------------
BOND
PORTFOLIO
  Total Fee                     $  428,287         $  296,136         $  293,222
   Payable
  Total Fee                     $  256,439             --                 --
   Waived
--------------------------------------------------------------------------------
BLUE CHIP
PORTFOLIO
  Total Fee
   Payable                      $2,701,648         $1,574,388         $1,091,132
  Total Fee
   Waived                       $  961,001         $1,164,328             --
--------------------------------------------------------------------------------

ASSET
ALLOCATION
PORTFOLIO
  Total Fee
   Payable                      $1,046,406         $  913,660         $  849,188
  Total Fee
   Waived                       $  735,797         $  720,259             --
================================================================================







         For the periods indicated, Bank of America waived its entire advisory fee with respect to the Corporate Bond Portfolio as follows:



================================================================================
                                                                      Period
                                                                     April 25,
                                                                       1994
                    Period ended                                   (commencement
                    September 1,                       Period           of
                        1996                         October 1,     operations)
                     (cessation      Year ended     1994 through      through
                         of         February 29,    February 28,   September 30,
                     operations)        1996            1995           1994
--------------------------------------------------------------------------------
CORPORATE
BOND
PORTFOLIO
  Total Fee
   Payable             $70,991        $144,324        $58,897        $73,575
  Total Fee
   Waived              $70,991        $144,324        $58,897        $73,575
================================================================================




         For the period indicated, Bank of America waived its entire advisory fee with respect to the International Equity Portfolio as follows:

================================================================================
                                                         Period May 13, 1996
                                                    (commencement of operations)
                                                      through September 1, 1996
                                                      (cessation of operations)
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY
PORTFOLIO
Total Fee Payable                                              $8,262
Total Fee Waived                                               $8,262
================================================================================




         The other Portfolios of the Trust had not yet commenced investment operations as of February 28, 1997.


         Each investment advisory agreement provides that Bank of America shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the particular investment advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder.

         Each investment advisory agreement provides that Bank of America will maintain a policy of conducting its investment management and advisory activities independently of its commercial banking operations. Therefore, in making investment decisions with respect to a Portfolio's portfolio securities, Bank of America will not inquire or consider whether issuers of the securities are customers of its commercial banking department, nor will it obtain, or seek to obtain, any information from its commercial banking department with respect to any issuer of securities.


         Each investment advisory agreement will be in effect until October 31, 1997, and will continue in effect from year to year with respect to a particular Portfolio thereafter only so long as such continuation is approved at least annually by (1) the Board of Trustees of the Trust or the vote of a "majority," as defined in the 1940 Act, of the outstanding Beneficial Interests of such Portfolio, and (2) a majority of those trustees who are neither parties to the investment advisory agreements nor "interested persons," as defined in the 1940 Act, of any such party, acting in person at a meeting called for the purpose of voting on such approvals. Each investment advisory agreement will terminate automatically in the event of its "assignment," as defined in the 1940 Act. In addition, each investment advisory agreement is terminable with respect to any Portfolio at any time without penalty by the Board of Trustees of the Trust or by vote of Investors holding a majority of the Portfolio's outstanding Beneficial Interests upon 60 days' written notice to Bank of

America and by Bank of America on 60 days written notice to the Trust.


ADMINISTRATION AGREEMENT


          The BISYS Group, Inc., through its wholly-owned subsidiary BISYS Fund Services, L.P., provides administrative services to each Portfolio as described in Part A pursuant to an administration agreement with the Trust. Prior to November 1, 1996, Concord Holding Corporation ("Concord"), an indirect, wholly-owned subsidiary of BISYS, served as the Funds' administrator. The administration agreement will continue in effect until October 31, 1997 and thereafter for successive periods of one year, provided the agreement is not sooner terminated. The administration agreement is terminable at any time with respect to a particular Portfolio by the Trust's Board of Trustees or by a vote of a majority of such Portfolio's outstanding Beneficial Interests upon 60 days' written notice to Concord, or by Concord upon 90 days' notice to the Trust.



         For its services, BISYS is entitled to receive a fee, accrued daily and payable monthly, at the annual rate of .05% of the average daily net assets of each Portfolio. The fees payable to BISYS are not subject for reduction as the value of the Portfolios' net assets increase. From time to time, BISYS may waive fees or reimburse a Portfolio for expenses voluntarily.



         During the course of the Trust's fiscal year, BISYS and Bank of America may prospectively waive payment of fees and/or assume certain expenses of a Portfolio, as a result of competitive pressures and in order to preserve and protect the business and reputation of BISYS and Bank of America. This will have the effect of increasing yield to Investors at the time such fees are not received or amounts are assumed and decreasing yield when such fees or amounts are reimbursed.



          BISYS will bear all expenses in connection with the performance of its services under the administration agreement with the exception of the fees charged by PFPC, Inc. ("PFPC") for certain fund accounting services which are borne by the Portfolios. Expenses borne by each Portfolio include taxes, interest, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, partners, employees or holders of 5% or more of the outstanding voting securities of Bank of America or Concord or any of their affiliates, Securities and Exchange Commission fees, advisory fees, administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, cost of Investors' reports and corporate meetings and any extraordinary expenses.

          For the fiscal years indicated, BISYS or Concord was paid or waived administration fees with respect to the Bond, Blue Chip and Asset Allocation Portfolios as follows:




================================================================================
                                Year Ended         Year Ended        Year Ended
                               February 28,       February 29,      February 28,
                                   1997               1996              1995
--------------------------------------------------------------------------------
BOND
PORTFOLIO
Total Fee
Payable                          $ 47,588           $ 30,769           $33,431
Total Fee
Waived                           $ 28,508              --                --
--------------------------------------------------------------------------------
BLUE CHIP
PORTFOLIO
Total Fee
Payable                          $180,110           $104,889             --
Total Fee
Waived                           $ 64,005           $ 77,922           $72,742
--------------------------------------------------------------------------------
ASSET
ALLOCATION
PORTFOLIO
Total Fee
Payable                          $ 94,685           $ 83,060             --
Total Fee
Waived                           $ 66,954           $ 65,491           $79,573
================================================================================

         For the periods indicated, BISYS or Concord waived its entire administration fee with respect to the Corporate Bond Portfolio as follows:




================================================================================
                                                                        Period
                                                                      April 25,
                                                                        1994
                       Period ended                                  (commence-
                       September 1,                     Period         ment of
                           1996                       October 1,     operations)
                        (cessation     Year ended    1994 through      through
                            of        February 29,   February 28,     September
                        operations)       1996           1995         30, 1994
--------------------------------------------------------------------------------
CORPORATE
BOND
PORTFOLIO
Total Fee
 Payable                    $0          $16,036         $6,544         $8,175
Total Fee
 Waived                     $0          $16,036         $6,544         $8,175
================================================================================




         For the period indicated, BISYS or Concord waived its entire administration fee with respect to the International Equity Portfolio as follows:




================================================================================
                                                         Period May 13, 1996
                                                    (commencement of operations)
                                                        to September 1, 1996
                                                      (cessation of operations)
--------------------------------------------------------------------------------
INTERNATIONAL EQUITY
PORTFOLIO
Total Fee Payable                                                $0
Total Fee Waived                                                 $0
================================================================================




The administration agreement provides that BISYS shall not be liable for any error of judgment or mistake of law for any loss suffered by the Trust in connection with the matters to which the administration agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties or from the reckless disregard by it of its obligations and duties thereunder. BISYS is also as fully responsible to the Trust for the acts and omissions of PFPC as it is for its own acts and omissions.

CUSTODIAN AGREEMENT

         PNC Bank, National Association, acts as custodian of the Portfolios pursuant to a Custodian Agreement. Among other responsibilities, the custodian
(i) maintains a separate account or accounts in the name of each Portfolio, (ii) holds and disburses portfolio securities on account of each Portfolio, (iii) receives and disburses money on behalf of each Portfolio, (iv) collects and receives all income and other payments and distributions on account of each Portfolio's portfolio securities held by the Custodian, (v) responds to correspondence from security brokers and others relating to its duties and (vi) makes periodic reports to the Board of Trustees of the Trust concerning its duties thereunder. Under the Custodian Agreement, each Portfolio will reimburse the Custodian for its costs and expenses in providing services thereunder.

GLASS-STEAGALL ACT CONSIDERATIONS

         The Glass-Steagall Act, among other things, prohibits banks from engaging in the business of underwriting securities, although national and state-chartered banks generally are permitted to purchase and sell securities upon the order and for the account of their customers. In 1971, the United States Supreme Court held in Investment Company Institute v. Camp that the Glass-Steagall Act prohibits a national bank from operating a fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board of Governors") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision forbid a bank holding company registered under the Federal Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent and custodian to such an investment company. In 1981, the United States Supreme Court held in Board of Governors of the Federal Reserve System v. Investment Company Institute that the Board of Governors did not exceed its authority under the Holding Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies.

         Bank of America believes that if the question were properly presented, a court should hold that Bank of America may perform the services for the Trust contemplated by the advisory agreement as described in Part A, and this Part B without violation of the Glass-Steagall Act or other applicable banking laws or regulations. It should be noted, however, that there have been no cases deciding whether a national bank may perform services comparable to those performed by Bank of America and that future changes in either federal or state statutes and regulations relating to permissible activities of banks or trust companies and their subsidiaries or affiliates, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent Bank of America from continuing to perform such services for the Trust or from continuing to purchase Portfolio shares for the accounts of its customers.

COUNSEL


         Drinker Biddle & Reath LLP (of which W. Bruce McConnel, III, Secretary of the Trust, is a partner), 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, serves as counsel to the Trust.


INDEPENDENT ACCOUNTANTS


         Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036, has been selected as independent accountants of the Trust for the fiscal year ended February 28, 1998.



ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Subject to the general supervision of the Board of Trustees of the Trust, Bank of America is responsible for, makes decisions with respect to and places orders for all portfolio transactions for each Portfolio. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. Purchases and sales of fixed income securities are normally principal transactions without brokerage commissions.

         For the fiscal years or periods indicated, the Blue Chip Portfolio and Asset Allocation Portfolio paid the following brokerage commissions:

================================================================================
                     Year Ended             Year Ended             Year Ended
                 February 28, 1997      February 29, 1996      February 28, 1995
--------------------------------------------------------------------------------
Blue Chip             $637,281              $428,667                $202,817
   Portfolio
Asset                 $152,270              $175,960                $152,778
   Allocation
   Portfolio
================================================================================




         For these same periods, the Bond Portfolio paid no brokerage commissions. During the fiscal years or periods ended September 30, 1994, February 28, 1995, February 29, 1996 and September 1, 1996, the Corporate Bond Portfolio paid no brokerage commissions. For the period May 13, 1996 to September 1, 1996, the International Equity Portfolio paid brokerage commissions in the amount of $19,566. No other Portfolio was engaged in investment operations during these years or periods.


         In executing portfolio transactions and selecting brokers or dealers, it is the Portfolios' policy to seek the best overall terms available. The investment advisory agreements provide that, in assessing the best overall terms available for any transaction, Bank of America shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In addition, the investment advisory agreements authorize Bank of America, subject to the approval of the Board, to cause a Portfolio to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that such commission is deemed reasonable in terms of either that particular transaction or the overall responsibilities of Bank of America to the particular Portfolio. Brokerage and research services may include: (1) advice as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities; and
(2) analyses and reports concerning industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.

         It is possible that certain of the brokerage and research services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, a particular Portfolio may be the primary beneficiary of the brokerage or research services received as a result of portfolio transactions effected for such other accounts or investment companies.

         Brokerage and research services so received are in addition to and not in lieu of services required to be performed by Bank of America and do not reduce the advisory fee payable to Bank of America.

         A Portfolio may participate, if and when practicable, in bidding for the purchase of securities of the U.S. Government and its agencies and instrumentalities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Portfolio will engage in this practice only when Bank of America, in its sole discretion subject to guidelines adopted by the particular Board, believes such practice to be in the interest of the Portfolio.

         To the extent permitted by law, Bank of America may aggregate the securities to be sold or purchased on behalf of the Portfolios with those to be sold or purchased for other investment companies or common trust funds in order to obtain best execution.

         Portfolio securities may not be purchased from or sold to Bank of America or Concord, or any affiliated person of either of them (as defined in the 1940 Act), acting as principal or as broker, except as may be permitted by the Securities and Exchange Commission and subject to the rules and regulations of the Comptroller of the Currency. With respect to the Corporate Bond Portfolio, the Trust will not purchase securities during the existence of any underwriting or selling group of which Seafirst Corporation or BankAmerica Corporation or any of their affiliates is a member, except as permitted by the 1940 Act and the regulations thereunder. With respect to each Portfolio other than the Corporate Bond Portfolio, Bank of America is authorized to purchase, sell or otherwise deal with securities or other instruments for which (a) Bank of America, (b) any affiliate of Bank of America, (c) an entity in which Bank of America has a direct or indirect interest, or (d) another member of a syndicate or other intermediary (where an entity referred to in (a), (b) or (c) above was a member of the syndicate), has acted, now acts or in the future will act as an underwriter, syndicate member, market-maker, dealer, broker or in any other similar capacity, whether the purchase, sale or other dealing occurs during the life of the syndicate or after the close of the syndicate, provided such purchase, sale or dealing is permitted under the 1940 Act and the rules thereunder.

         The Trust is required to identify any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents held by the Trust as of the close of its most recent fiscal year. Merrill Lynch & Co., Inc., Goldman, Sachs & Co., Bear Stearns Co., Inc., Morgan Stanley & Co. Incorporated,

Shearson Lehman Brothers, Inc., Dean Witter Reynolds, Inc. and Paine Webber are considered to be regular brokers and dealers of the Trust. As of February 28, 1997 (a) the Intermediate Bond Portfolio held the following security: Paine Webber Group medium term note in the amount of $3,000,000, (b) the Asset Allocation Portfolio held the following securities: Dean Witter common stock in the amount of $2,701,600, Lehman Brothers corporate obligation in the principal amount of $1,000,000; Morgan Stanley corporate obligation in the principal amount of $3,800,000; Paine Webber Group medium term note in the principal amount of $2,500,000, (c) the Blue Chip Portfolio held the following security:
Dean Witter common stock in the amount of $6,220,588.



ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF BENEFICIAL INTERESTS

         Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by a majority of the outstanding Beneficial Interests of the series of the Trust affected by the matter. Under Rule 18f-2, a series is presumed to be affected by a matter, unless the interests of each series in the matter are identical or the matter does not affect any interest of such series. Under Rule 18f-2 the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a Portfolio only if approved by a majority of its outstanding Beneficial Interests. However, the rule also provides that the ratification of independent public accountants, the approval of principal underwriting contracts and the election of directors may be effectively acted upon by Investors of the Trust voting without regard to Portfolio.

         Unless otherwise provided by law (for example, by Rule 18f-2 discussed above) or by the Trust's Declaration of Trust or Bylaws, the Trust may take or authorize any action upon the favorable vote of the holders of more than 50% of the Beneficial Interests of the Trust.

REPORTS

         Investors will be sent unaudited semi-annual reports, and audited annual financial statements together with the report of the independent accountants of the Trust.

DECLARATION OF TRUST

         In accordance with Delaware law and in connection with the tax treatment sought by the Trust, the Trust's Declaration of Trust provides that its Investors will be personally and jointly and severally responsible (with rights of contribution inter se in proportion to their respective ownership interests in the Trust) for the Trust's liabilities and obligations in the event that the Trust fails to satisfy such liabilities and obligations. However, to the extent assets are available in the Trust, the Trust will indemnify and hold each Investor harmless from any claim or liability to which the Investor may become subject solely by reason of its having been an Investor, and will reimburse the Investor for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to controlling persons of the Trust as described in the previous sentence, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than payment by the Trust of expenses incurred or paid by a controlling person of the Trust in the successful defense of an action, suit or proceeding) is asserted by such controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

         The Trust's Declaration of Trust also provides that obligations of the Trust are not binding upon its Trustees, officers, employees and agents individually and that the trustees, officers, employees and agents will not be liable to the Trust or the Investors for any action or failure to act, but nothing in the Declaration of Trust protects a trustee, officer, employee or agent against any liability to the Trust or the Investors to which the trustee, officer, employee or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         The Declaration of Trust also provides that subject to the rights of the trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in the Declaration of Trust, the debts, liabilities, obligations and expenses incurred, contracted for or existing with respect to the Portfolio shall be enforceable against the assets and property of such Portfolio and the Investors therein only, and not against the assets or property of any other Portfolio or the Investors therein. The debts, liabilities, obligations and expenses incurred, contracted for or existing with respect to a Portfolio shall be enforceable against the assets and property of such Portfolio and the Investors therein only, and not against the assets or property of any other Portfolio or the Investors therein.

REGISTRATION STATEMENT

         The Registration Statement of the Trust, including exhibits filed therewith, may be examined at the office of the Securities and Exchange Commission in Washington, D.C. Statements contained in Part A or Part B of such Registration Statement as to the contents of any contract or other document referred to therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to such Registration Statement, such statement being qualified in all respects by such reference.


ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         PFPC determines the net asset value of each Portfolio as described below. Except for debt securities held by the Portfolios with remaining maturities of 60 days or less, assets for which market quotations are available are valued as follows: (a) each listed security is valued at its closing price obtained from the primary exchange on which the security is listed, or, if there were no sales on that day, at its last reported current closing price; (b) each unlisted security is valued at the last current bid price (or last current sale price, as applicable) obtained from the NASDAQ; (c) United States Government and agency obligations are valued based upon bid quotations from the Federal Reserve Bank for identical or similar obligations; (d) short-term money market instruments (such as certificates of deposit, bankers' acceptances and commercial paper) are most often valued by bid quotations or by reference to bid quotations of available yields for similar instruments of issuers with similar credit ratings. The Board of Trustees of the Trust has determined that the values obtained using the procedures described in (c) and (d) represent the fair values of the securities valued by such procedures. Most of these prices are obtained by PFPC from a service that collects and disseminates such market prices. Bid quotations for short-term money market instruments reported by such service are the bid quotations reported to it by major dealers in such instruments.

         Debt securities held by the Portfolios with remaining maturities of 60 days or less are valued on the basis of amortized cost, which provides stability of net asset value. Under this method of valuation, the security is initially valued at cost on the date of purchase or, in the case of securities purchased with more than 60 days remaining to maturity and to be valued on the amortized cost basis only during the final 60 days of its maturity, the market value on the 61st day prior to maturity. Thereafter the Trust assumes a constant proportionate amortization in value until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security, unless the Board of Trustees determines that amortized cost no longer represents fair value. The Trust will monitor the market value of these investments for the purpose of ascertaining whether any such circumstances exist.

         When approved by the Board of Trustees of the Trust, certain securities may be valued on the basis of valuations provided by an independent pricing service when such prices are believed to reflect the fair market value of such securities. These securities may include those that have no available recent market value, have few outstanding shares and therefore infrequent trades, or for which there is a lack of consensus on the value, with quoted prices covering a wide range. The lack of consensus might result from relatively unusual circumstances such as no trading in the security for long periods of time, or a company's involvement in merger or acquisition activity, with widely varying valuations placed on the company's assets or stock. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

         In the absence of an ascertainable market value, assets are valued at their fair value as determined by PFPC using methods and procedures reviewed and approved by the Board of Trustees of the Trust.

         The net asset value of each Portfolio is determined as of the end of regular trading hours on the New York Stock Exchange on days the Exchange is open. Trading in foreign securities is generally completed prior to that time. Trading may occur in foreign securities, however, on Saturdays and U.S. holidays and at other times when the New York Stock Exchange is closed. As a result, there may be delays in reflecting changes in the market values of foreign securities in the calculation of the net asset value of a Portfolio. There may be variations in the net asset value per share of Portfolio on days when net asset value is not calculated and on which interestholders cannot redeem due to changes in values of securities traded in foreign markets.

         A "business day" for purposes of processing share purchases and redemptions received by the Trust is a day on which the New York Stock Exchange is open for trading. In 1996, the holidays on which the Exchange is closed are New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other property. Additionally, the Trust has made an undertaking to the State of Texas that it may only make payment of such proceeds wholly or in part in "readily marketable" securities or other property. (If the Trust determines that such undertaking is no longer in its best interests, it will revoke such commitment.) In such event, an Investor would incur transaction costs in selling the securities or other property. The Trust has committed that it will pay all redemption requests by an Investor in cash, limited in amount with respect to each Investor during any ninety-day period to the lesser of $250,000 or 1% of the Trust's net asset value at the beginning of such period.


ITEM 20.  TAX STATUS.

SPECIAL TAX CONSIDERATIONS

         U.S. GOVERNMENT OBLIGATIONS. Income received on direct U.S. Government obligations is exempt from tax at the state level when received directly and may be exempt, depending on the state, when received by a shareholder from an Investor. Interest received on repurchase agreements collateralized by U.S. Government obligations is not exempt from state taxation. The Trust will inform Investors annually of the percent of income and distributions derived from direct U.S. Government obligations and Investors should provide that information to their shareholders. Investors should consult their tax advisers to determine whether any portion of the income received from a Portfolio is considered tax-exempt in particular states.

         With respect to investments in zero coupon Treasury securities that are sold at original issue discount and thus do not make periodic cash interest payments, a Portfolio will be required to include as part of its current income the imputed interest on such obligations even though the Portfolio has not received any interest payments on such obligations during that period. The Portfolio may have to sell portfolio securities to allow Investors to distribute such imputed income to their shareholders, which may occur at a time when Bank of America would not have chosen to sell such securities, and such sales may result in a taxable gain or loss.

         SECTION 1256 CONTRACTS. The options, futures contracts and forward contracts used by a Portfolio may be "Section 1256 contracts." Any gains or losses on Section 1256 contracts are generally treated as 60% long-term and 40% short-term capital gains or losses ("60/40"), although gains and losses from hedging transactions, certain mixed straddles and certain foreign currency transactions from such contracts may be treated as ordinary in character. Also,
Section 1256 contracts held by the Portfolio at the end of each taxable year will be treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "marking to market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, depending on the circumstances.

         STRADDLE RULES. Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio may result in "straddles" for U.S. federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolio and its Investors. In addition, losses realized by the Portfolio and its Investors on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures and forward contracts to the Portfolios and their Investors are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which is taxed as ordinary income when distributed to its Investors.

         A Portfolio may make one or more of the elections under the Code which are available to a holder of straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

         Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amounts which must be distributed to Investors and which will be taxed to Investors as ordinary income or long-term capital gain may be increased or decreased as compared to investors in a fund that did not engage in such hedging transactions.

         The 30% limit on gains from the disposition of certain options, futures and forward contracts held less than three months and the qualifying income and diversification requirements applicable to the assets of Investors subject to subchapter M of the Code may limit the extent to which the Portfolios will be able to engage in transactions in options, futures contracts or forward contracts.

         SECTION 988 GAINS AND LOSSES. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, gains or losses on disposition of debt securities denominated in a foreign currency and on disposition of certain futures attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also generally are treated as ordinary gain or loss. These gains and losses, referred to under the Code as "Section 988" gains or losses, may increase or decrease the amount of an Investor's investment company taxable income to be passed through to its shareholders as ordinary income.

         FOREIGN TAX CREDITS. Income received by a Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. However, tax conventions between certain countries and the U.S. may reduce or eliminate such taxes and Bank of America intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of an Investor's total assets at the close of its taxable year consists of stock or securities of foreign corporations (including its pro rata share of foreign securities held by a Portfolio), the Investor may be eligible to elect to "pass through" to its shareholders the Investor's pro rata share of foreign income and similar taxes paid by the Portfolio. Shareholders may be unable to claim a credit for the full amount of their proportionate share of foreign taxes paid by a Portfolio because of various limitations in the Code. In particular, the foreign tax credit is modified for purposes of the federal alternative minimum tax and can be used to offset only 90% of the alternative minimum tax, and foreign taxes generally are not deductible in computing alternative minimum taxable income.

         ORIGINAL ISSUE DISCOUNT. Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolios may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount ("OID") is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporation debt securities may be treated as a dividend for federal income tax purposes.

         Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by the Portfolios in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security. Market discount generally accrues in equal daily installments.

OTHER TAX INFORMATION

         The Trust and the Portfolios may also be subject to state or local taxes in certain states where they may be deemed to be doing business. Further, in those states which have income tax laws, the tax treatment of the Trust, of the Portfolios and of Investors may differ from federal tax treatment. Distributions to Investors may be subject to additional state and local taxes. Investors should consult their own tax advisers because state and local tax consequences may be different from the federal tax consequences described above.


ITEM 21.  UNDERWRITERS.  Not applicable.


ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.  Not applicable.



ITEM 23. FINANCIAL STATEMENTS. The audited financial statements and notes thereto for each of the Asset Allocation, Blue Chip, and Bond Portfolios are contained in their Annual Reports for the year ended February 28, 1997 and are incorporated by reference into this Registration Statement. The Corporate Bond and International Equity Portfolio ceased operations on September 1, 1997. No other Portfolio had commenced investment operations as of February 28, 1997. The financial statements and notes thereto have been audited by Price Waterhouse LLP, whose reports thereon also appear in the aforementioned Annual Reports and are also incorporated herein by reference. No other parts of the Annual Reports are incorporated by reference herein. Such financial statements have been incorporated herein in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                   APPENDIX A


COMMERCIAL PAPER RATINGS

                      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

                      "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

                      "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

                      "A-3" - Issue has an adequate capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than an obligation carrying a higher designation.

                      "B" - Issue has only a speculative capacity for timely payment.

                      "C" - Issue has a doubtful capacity for payment.

                      "D" - Issue is in payment default.


                      Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The following summarizes the rating categories used by Moody's for commercial paper:

                      "Prime-1" - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

                      "Prime-2" - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

                      "Prime-3" - Issuer or related supporting institutions have an acceptable capacity for repayment of short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

                      "Not Prime" - Issuer does not fall within any of the Prime rating categories.


                      The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

                      "D-1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

                      "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

                      "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

                      "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                      "D-3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

                      "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

                      "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


                      Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

                      "F-1+" - Securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                      "F-1" - Securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                      "F-2" - Securities possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

                      "F-3" - Securities possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

                      "F-S" - Securities possess weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

                      "D" - Securities are in actual or imminent payment default.

                      Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.


                      Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson BankWatch:

                      "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

                      "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

                      "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

                      "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.


                      IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

                      "A1+" - Obligations supported by the highest capacity for timely repayment.

                      "A1" - Obligations are supported by the highest capacity for timely repayment.

                      "A2" - Obligations are supported by a satisfactory capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

                      "A3" - Obligations are supported by a satisfactory capacity for timely repayment. Such capacity is more susceptible to adverse changes in business, economic or financial conditions than for obligations in higher categories.

                      "B" - Obligations for which the capacity for timely repayment is susceptible to adverse changes in business, economic or financial conditions.

                      "C" - Obligations for which there is an inadequate capacity to ensure timely repayment.

                      "D" - Obligations which have a high risk of default or which are currently in default.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

                      The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

                      "AAA" - This designation represents the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

                      "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

                      "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

                      "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

                      "BB," "B," "CCC," "CC" and "C" - Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                      "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

                      "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

                      "CCC" - Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

                      "CC" - This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

                      "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

                      "CI" - This rating is reserved for income bonds on which no interest is being paid.

                      "D" - Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                      PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                      "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

                      The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

                      "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                      "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                      "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

                      "Baa" - Bonds considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                      "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

                      Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

                      (P)... - When applied to forward delivery bonds, indicates that the rating is provisional pending delivery of the bonds. The rating may be revised prior to delivery if changes occur in the legal documents or the underlying credit quality of the bonds.

                      The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

                      "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                      "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                      "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                      "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

                      "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

                      To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.


                      The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

                      "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                      "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

                      "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                      "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

                      "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D" - Bonds
that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.

                      To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "C" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.


                      IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

                      "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

                      "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                      "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

                      "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

                      "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

                      IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.


                      Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

                      "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is extremely high.

                      "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk compared to issues rated in the highest category.

                      "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                      "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                      "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

                      "D" - This designation indicates that the long-term debt is in default.

                      PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS

                      A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

                      "SP-1" - The issuers of these municipal notes exhibit very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

                      "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest.

                      "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


                      Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

                      "MIG-1"/"VMIG-1" - Loans bearing this designation are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                      "MIG-2"/"VMIG-2" - Loans bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

                      "MIG-3"/"VMIG-3" - Loans bearing this designation are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

                      "MIG-4"/"VMIG-4" - Loans bearing this designation are of adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

                      "SG" - Loans bearing this designation are of speculative quality and lack margins of protection.


                      Fitch and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                   APPENDIX B

                      As stated in the Parts A and B, each Portfolio may enter into futures contracts and options for hedging purposes. Such transactions are described in this Appendix.

I.       INTEREST RATE FUTURES CONTRACTS.

                      Use of Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Portfolio may use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

                      A Portfolio presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Portfolio, through using futures contracts.

                      Description of Interest Rate Futures Contracts. An interest rate futures contract sale would create an obligation by a Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by a Portfolio, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

                      Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Portfolio's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, a Portfolio is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Portfolio pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Portfolio's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, a Portfolio realizes a gain, and if the purchase price exceeds the offsetting sale price, the Portfolio realizes a loss.

                      Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade and the Chicago Mercantile Exchange. A Portfolio would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

                      A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury bonds and notes; Government National Mortgage Association (GNMA) modified pass-through mortgage-backed securities; three-month United States Treasury bills; and ninety-day commercial paper. A Portfolio may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.

                      Examples of Futures Contract Sale. A Portfolio would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security in the Portfolio tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). The investment adviser wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the investment adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. A Portfolio might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

                      In that case, the five-point loss in the market value of the portfolio security would be offset by the five-point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

                      The investment adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

                      If interest rate levels did not change, a Portfolio in the above example might incur a loss of 2 points (which might be reduced by an off-setting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

                      Examples of Futures Contract Purchase. A Portfolio would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter-term securities whose yields are greater than those available on long-term bonds. A Portfolio's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Portfolio would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Portfolio may purchase.

                      For example, assume that the market price of a long- term bond that a Portfolio may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The investment adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the investment adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. A Portfolio might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, a Portfolio would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5-point increase in the price that a Portfolio pays for the long-term bond would be offset by the 5-point gain realized by closing out the futures contract purchase.

                      The investment adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that a Portfolio would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

                      If, however, short-term rates remained above available long-term rates, it is possible that a Portfolio would discontinue its purchase program for long-term bonds. The yield on short-term securities in a Portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II.   STOCK INDEX FUTURES CONTRACTS.

                      A stock index assigns relative values to the stocks included in the index and the index fluctuates with changes in the market values of the stocks included. A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value (which assigns relative values to the common stocks included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made. Some stock index futures contracts are based on broad market indices, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contrast, certain exchanges offer futures contracts on narrower market indices, such as the Standard & Poor's 100 or indices based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

                      A Portfolio will sell stock index futures contracts in order to offset a decrease in market value of its portfolio securities that might otherwise result from a market decline. A Portfolio may do so either to hedge the value of its portfolios as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Portfolio will purchase stock index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, a Portfolio will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

                      In addition, a Portfolio may utilize stock index futures contracts in anticipation of changes in the composition of its respective portfolio holdings. For example, in the event that a Portfolio expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. A Portfolio may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of its respective portfolio securities will decline prior to the time of sale.

                      The following are examples of transactions in stock index futures (net of commissions and premiums, if any).

                   ANTICIPATORY PURCHASE HEDGE: Buy the Future
                Hedge Objective: Protect Against Increasing Price

     Portfolio                                          Futures
     ---------                                          -------
                                                   -Day Hedge is Placed-

Anticipate Buying $62,500                            Buying 1 Index Futures
Blue Chip Portfolio                                    at 125
                                                     Value of Futures =
                                                          $62,500/Contract

                                                   -Day Hedge is Lifted-

Buy Blue Chip Portfolio with                       Sell 1 Index Futures at 130
   Actual Cost = $65,000                             Value of Futures = $65,000/
Increase in Purchase Price =                           Contract
   $2,500                                            Gain on Futures = $2,500

                   HEDGING A STOCK PORTFOLIO: Sell the Future
                   Hedge Objective: Protect Against Declining
                             Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000

Value of Futures Contract = 125 x $500 = $62,500

Portfolio Beta Relative to the Index = 1.0

     Portfolio                                      Futures
     ---------                                      -------
                                               -Day Hedge is Placed-

Anticipate Selling $1,000,000                       Sell 16 Index Futures at 125
Blue Chip Portfolio                            Value of Futures = $1,000,000

                                               -Day Hedge is Lifted-

Blue Chip Portfolio-Own                        Buy 16 Index Futures at 120
     Stock with Value = $960,000                    Value of Futures = $960,000
     Loss in Portfolio Value = $40,000              Gain on Futures = $40,000

                  If, however, the market moved in the opposite direction, that is, market value decreased and a Portfolio had entered into an anticipatory purchase hedge, or market value increased and the Portfolio had hedged its stock portfolio, the results of the Portfolio's transactions in stock index futures would be as set forth below.

                   ANTICIPATORY PURCHASE HEDGE: Buy the Future
                Hedge Objective: Protect Against Increasing Price

     Portfolio                                    Futures
     ---------                                    -------
                                             -Day Hedge is Placed-
Anticipate Buying $62,500                         Buying 1 Index Futures at 125
Blue Chip Portfolio                          Value of Futures = $62,500/
                                                         Contract

                                             -Day Hedge is Lifted-

Buy Blue Chip Portfolio with                 Sell 1 Index Futures at 120
     Actual Cost - $60,000                        Value of Futures = $60,000/
Decrease in Purchase Price = $2,500                    Contract
                                             Loss on Futures = $2,500

                   HEDGING A STOCK PORTFOLIO: Sell the Future
                   Hedge Objective: Protect Against Declining
                             Value of the Portfolio

Factors:

Value of Stock Portfolio = $1,000,000

Value of Futures Contract = 125 x $500 = $62,500

Portfolio Beta Relative to the Index = 1.0

     Portfolio                                        Futures
     ---------                                        -------
                                                 -Day Hedge is Placed-

Anticipate Selling $1,000,000                    Sell 16 Index Futures at 125
Blue Chip Portfolio                                Value of Futures = $1,000,000

                                                 -Day Hedge is Lifted-

Blue Chip Portfolio-Own                          Buy 16 Index Futures at 130
     Stock with Value = $1,040,000                 Value of Futures = $1,040,000
     Gain in Portfolio Value = $40,000             Loss of Futures = $40,000


III.  FUTURES CONTRACTS ON FOREIGN CURRENCIES.

                  A futures contract on foreign currency creates a binding obligation on one party to deliver, and a corresponding obligation on another party to accept delivery of, a stated quantity of a foreign currency, for an amount fixed in U.S. dollars. Foreign currency futures may be used by a Portfolio to hedge against exposure to fluctuations in exchange rates between the U.S. dollar and other currencies arising from multinational transactions.

IV.  MARGIN PAYMENTS.

                  Unlike when a Portfolio purchases or sells a security, no price is paid or received by the Portfolio upon the purchase or sale of a futures contract. Initially, a Portfolio will be required to deposit with the broker or in a segregated account with the Portfolio's custodian an amount of cash or cash equivalents, the value of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Portfolio upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-market. For example, when a Portfolio has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Portfolio will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Portfolio has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Portfolio would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the investment adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to a Portfolio, and the Portfolio realizes a loss or gain.

V.  RISKS OF TRANSACTIONS IN FUTURES CONTRACTS.

                  There are several risks in connection with the use of futures in a Portfolio as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the future and movements in the price of the securities which are the subject of the hedge. The price of the future may move more than or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, a Portfolio would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, a Portfolio involved will experience either a loss or gain on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge.

To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of futures contracts, a Portfolio may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the volatility over a particular time period of the prices of such securities has been greater than the volatility over such time period of the future, or if otherwise deemed to be appropriate by the investment adviser. Conversely, a Portfolio may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the securities being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the adviser. It is also possible that, where a Portfolio has sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of securities held in the Portfolio may decline. If this occurred, a Portfolio would lose money on the future and also experience a decline in value in its portfolio securities.

                  Where futures are purchased to hedge against a possible increase in the price of securities before a Portfolio is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead; if the Portfolio then concludes not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, the Portfolio will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

                  In instances involving the purchase of futures contracts by a Portfolio, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with the Portfolio's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

                  In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions which could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

                  Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Portfolios intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

                  Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions.

                  Successful use of futures by a Portfolio is also subject to the investment adviser's ability to predict correctly movements in the direction of the market. For example, if a Portfolio has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Portfolio will lose part of all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

VI.   OPTIONS ON FUTURES CONTRACTS.

                  A Portfolio may purchase options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

                  Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs).

VII.  OTHER HEDGING TRANSACTIONS

                  A Portfolio may use interest rate futures contracts, stock index futures contracts and foreign currency futures contracts (and related options) in connection with its hedging activities. A Portfolio is authorized to enter into hedging transactions in any other futures or options contracts which are currently traded or which may subsequently become available for trading. Such instruments may be employed in connection with the Portfolios' hedging strategies if, in the judgment of the adviser, transactions therein are necessary or advisable.

VIII.  ACCOUNTING AND TAX TREATMENT.

                  Accounting for futures contracts and related options will be in accordance with generally accepted accounting principles.

                  Generally, futures contracts and options on futures contracts held by a Portfolio at the close of the Portfolio's taxable year will be treated for federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "mark-to-market." Forty percent of any gain or loss resulting from such constructive sale will be treated as short-term capital gain or loss and 60% of such gain or loss will be treated as long-term capital gain or loss, without regard to the length of time a Portfolio holds the futures contract or option ("the 40%-60% rule"). The amount of any capital gain or loss actually realized by a Portfolio in a subsequent sale or other disposition of those futures contracts or options will be adjusted to reflect any capital gain or loss taken into account by the Portfolio in a prior year as a result of the constructive sale of the contract or option. With respect to futures contracts to sell, which are regarded as parts of a "mixed straddle" because their values fluctuate inversely to the values of specific securities held by a Portfolio, losses as to such contracts to sell may be subject to certain loss deferral rules which limit the amount of loss currently deductible on either part of the straddle to the amount thereof which exceeds the unrecognized gain (if any) with respect to the other part of the straddle, and to certain wash sales regulations. Under short sales rules, which also will be applicable, the holding period of the securities forming part of the straddle (if they have not been held for the long-term holding period) will be deemed not to begin prior to termination of the straddle. With respect to certain futures contracts and related options, deductions for interest and carrying charges will not be allowed. Notwithstanding the rules described above, with respect to futures contracts to sell which are properly identified as such, a Portfolio may make an election which will exempt (in whole or in part) those identified futures contracts from being treated for federal income tax purposes as sold on the last business day of the Portfolio's taxable year, but gains and losses will be subject to such short sales, wash sales and loss deferral rules and the requirement to capitalize interest and carrying charges. Under Temporary regulations, a Portfolio would be allowed (in lieu of the foregoing) to elect either (1) to offset gains or losses from positions which are part of a mixed straddle by separately identifying each mixed straddle to which such treatment applies, or (2) to establish a mixed straddle account for which gains and losses would be recognized and offset on a periodic basis during the taxable year. Under either election, the 40%-60% rule will apply to the net gain or loss attributable to the futures contracts, but in the case of a mixed straddle account election, not more than 50 percent of any net gain may be treated as long-term and no more than 40 percent of any net loss may be treated as short-term.

                  Certain foreign currency contracts entered into by a Portfolio may be subject to the "marking-to-market" process, but gain or loss will be treated as 100% ordinary income or loss. To receive such federal income tax treatment, a foreign currency contract must meet the following conditions: (1) the contract must require delivery of a foreign currency of a type in which regulated futures contracts are traded or upon which the settlement value of the contract depends; (2) the contract must be entered into at arm's length at a price determined by reference to the price in the interbank market; and (3) the contract must be traded in the interbank market. The Treasury Department has broad authority to issue regulations under the provisions respecting foreign currency contracts. As of the date of this Statement of Additional Information, the Treasury has not issued any such regulations. Foreign currency contracts entered into by a Portfolio may result in the creation of one or more straddles for federal income tax purposes, in which case certain loss deferral, short sales, and wash sales rules and the requirement to capitalize interest and carrying charges may apply.

                  Some investments may be subject to special rules which govern the federal income tax treatment of certain transactions denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S. dollar. The types of transactions covered by the special rules include the following: (i) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, preferred stock); (ii) the accruing of certain trade receivables and payables; and (iii) the entering into or acquisition of any forward contract, futures contract, option or similar financial instrument. However, regulated futures contracts and non-equity options generally are not subject to the special currency rules if they are or would be treated as sold for their fair market value at year-end under the mark-to-market rules, unless an election is made to have such currency rules apply. The disposition of a currency other than the U.S. dollar by a U.S. taxpayer also is treated as a transaction subject to the special currency rules. With respect to transactions covered by the special rules, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and is normally taxable as ordinary gain or loss. A taxpayer may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts, futures contracts and options that are capital assets in the hands of the taxpayer and which are not part of a straddle. In accordance with Treasury regulations, certain transactions subject to the special currency rules that are part of a "section 988 hedging transaction" (as defined in the Code and the Treasury regulations) will be integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. "Section 988 hedging transactions" are not subject to the mark-to-market or loss deferral rules under the Code. It is anticipated that some of the non-U.S. dollar denominated investments and foreign currency contracts that the Portfolio may make or may enter into will be subject to the special currency rules described above. Gain or loss attributable to the foreign currency component of transactions engaged in by the Portfolio which are not subject to special currency rules (such as foreign equity investments other than certain preferred stocks) will be treated as capital gain or loss and will not be segregated from the gain or loss on the underlying transaction.

                  Qualification as a regulated investment company under the Code requires that each Portfolio satisfy certain requirements with respect to the source of its income during a taxable year. At least 90% of the gross income of each Portfolio must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Portfolio's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to the Portfolio's principal business of investing in stock or securities, or options and futures with respect to stock or securities. Any income derived by a Portfolio from a partnership or trust is treated for this purpose as derived with respect to the Portfolio's business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Portfolio in the same manner as by the partnership or trust.

                  An additional requirement for qualification as a regulated investment company under the Code is that less than 30% of each Portfolio's gross income must be derived from gains realized on the sale or other disposition of the following investments held for less than three months: (1) stock and securities (as defined in section 2(a)(36) of the 1940 Act); (2) options, futures and forward contracts other than those on foreign currencies; and (3) foreign currencies (and options, futures and forward contracts on foreign currencies) that are not directly related to the Portfolio's principal business of investing in stock and securities (and options and futures with respect to stocks and securities). With respect to futures contracts and other financial instruments subject to the mark-to-market rules, the Internal Revenue Service has ruled in private letter rulings that a gain realized from such a futures contract or financial instrument will be treated as being derived from a security held for three months or more (regardless of the actual period for which the contract or instrument is held) if the gain arises as a result of a constructive sale under the marking-to-market rules, and will be treated as being derived from a security held for less than three months only if the contract or instrument is terminated (or transferred) during the taxable year (other than by reason of marking-to-market) and less than three months have elapsed between the date the contract or instrument is acquired and the termination date. In determining whether a Portfolio meets the 30% test for a taxable year, increases and decreases in the value of the Portfolio's futures contracts and other investments that qualify as part of a "designated hedge," as defined in the Code, may be netted.

                        MASTER INVESTMENT TRUST, SERIES I

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)      FINANCIAL STATEMENTS.

         (1)      Included in Part A:

                  - Not applicable.

         (2)      Incorporated by reference in Part B:


                  The audited financial statements and related notes thereto as well as the Auditor's reports thereon for each of the Asset Allocation, Blue Chip and Investment Grade Bond Portfolios for the fiscal year ended February 28, 1997, are incorporated herein by reference to the Annual Reports to Interestholders of the Registrant as filed with the Securities and Exchange Commission on May 8, 1997 pursuant to Rule 30b2-1 of the Investment Company Act of 1940 (No. 811-8086).


     (b)      EXHIBITS.


              1.1 Amended and Restated Declaration of Trust of Registrant dated February 10, 1993.



              1.2 Instrument of Amendment of Amended and Restated Declaration of Trust dated October 22, 1993.



              1.3 Instrument of Establishment and Designation of New Series of Beneficial Interests dated February 8, 1994.



              2       Bylaws of Registrant dated February 10, 1993.


              3       Not applicable.

              4       Not applicable.


              5.1 Investment Advisory Agreement dated November 1, 1994 between Registrant and Bank of America National Trust and Savings Association as it relates to the Asset Allocation, Investment Grade Bond, Blue Chip, Utilities, Short-Term Government, International Equity and International Bond Portfolios.



              5.2 Addendum to the Investment Advisory Agreement dated June 23, 1997 between Registrant and Bank of America

                      National Trust and Savings Association as it relates to the Investment Grade Bond Portfolio and Blue Chip Portfolios.


              6       Not applicable.

              7       Not applicable.


              8 Custodian Services Agreement between Registrant and PNC Bank, National Association dated October 25, 1993.



              9.1 Administration Agreement dated November 1, 1997 between Registrant and The BISYS Group, Inc.



              9.2 Accounting Services Agreement dated October 25, 1993 among Concord Holding Corporation, PFPC Inc. and Registrant.



              9.3 Services Agreement dated April 22, 1994 between Registrant and Concord (Cayman Islands) Limited.



              9.4 Agreement and Plan of Reorganization among Registrant, Seattle-First National Bank and Seafirst Retirement Funds.


              10      Not Applicable.

              11      Not applicable.

              12      Not applicable.


              13.1 Purchase Agreement dated April 23, 1994 between Registrant and Concord Management (Ireland), Limited in trust for Concord (Cayman Islands) Limited with respect to the Corporate Bond Fund.



              13.2 Purchase Agreements dated March 3, 1994 between Registrant and Concord Management (Ireland), Limited in trust for Concord (Cayman Islands) Limited with respect to the International Bond Fund, Short-Term Government Fund, International Equity Fund, Growth and Income Fund, and Utilities Fund.



              13.3 Purchase Agreements dated December 3, 1993 between Registrant and Concord Management (Ireland), Limited in trust for Concord (Cayman Islands) Limited with respect to the Asset Allocation Fund, Blue Chip Fund, and Investment Grade Bond Fund.


              14      Not applicable.

              15      Not applicable.

              16      Not applicable.

              17      Financial Data Schedules.

              18      Not applicable.


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.


     Not applicable.



ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.


     Shares of Beneficial Interest                Number of Record Holders as of
            No per value                                 May 30, 1997
     -----------------------------                ------------------------------
     Series A - Investment Grade Bond Fund        4
     Series B - Blue Chip Fund                    4
     Series C - Asset Allocation Fund             3
     Series D - Utilities Fund                    0
     Series E - Growth and Income Fund            0
     Series H - International Bond Fund           0





ITEM 27.  INDEMNIFICATION.


     Article V of Registrant's Amended and Restated Declaration of Trust, included herewith as Exhibit 1.1 provides for the indemnification of Registrant's trustees, officers, employees and agents, as well as for indemnification of Investors (to the extent assets are available in the Trust).



     Indemnification of the Registrant's custodian and certain other service providers is provided for in Section 12 of the Custodian Services Agreement, included herewith by reference as Exhibit 8, Section 12 of the Accounting Services Agreement, included herewith by reference as Exhibit 9.2, and Section 7(b) of the Services Agreement, included herewith by reference as Exhibit 9.3.


     Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will Registrant indemnify any of its trustees, officers, employees or agents against any liability to which such person would otherwise be subject by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of the duties involved in the conduct of his office or under his agreement with Registrant.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     See Item 5 of Part A for a description of Bank of America.


     Certain information regarding the Directors and the principal executive officers of Bank of America National Trust and Savings Association is set forth below:


POSITION WITH
BANK OF AMERICA
NATIONAL TRUST
AND SAVINGS                                               PRINCIPAL                       TYPE OF
ASSOCIATION                NAME                           OCCUPATION                      BUSINESS
-----------                ----                           ----------                      --------
Director ..........        Joseph F. Alibrandi            Chairman of the                 Manufacturer of
                                                          Board and CEO,                  Aerospace and
                                                          Whittaker                       Communication
                                                          Corporation                     Products

Director ..........        Jill Elikann Barad             President and Chief             Toy manufacturer
                                                          Executive Officer,              and distributor
                                                          Mattel, Inc.

Director ..........        Peter B. Bedford               Chairman and CEO,               California based
                                                          Bedford Property                Real Estate
                                                          Investors, Inc.                 Investment Trust

POSITION WITH
BANK OF AMERICA
NATIONAL TRUST
AND SAVINGS                                               PRINCIPAL                       TYPE OF
ASSOCIATION                NAME                           OCCUPATION                      BUSINESS
-----------                ----                           ----------                      --------
Director ..........        Richard A.                     Retired Chairman of             Utility Company
                           Clarke                         the Board, Pacific
                                                          Gas and Electric
                                                          Company

Chairman ..........        David A. Coulter               Chairman of the                 Banking
                                                          Board, Chief
                                                          Executive Officer
                                                          and President, Bank
                                                          America Corporation
                                                          and Bank of
                                                          America National
                                                          Trust & Savings
                                                          Association

Director ..........        Timm F. Crull                  Chairman, Hallmark              Greeting cards
                                                          International

Director ..........        Kathleen Feldstein             President,                      Economic
                                                          Economics                       Consulting
                                                          Studies, Inc.

Director ..........        Donald E. Guinn                Chairman Emeritus,              Telecommunications
                                                          Pacific Telesis                 and Diversified
                                                          Group                           Holding Company

Director ..........        Frank L. Hope, Jr.             Consulting                      Architectural
                                                          Architect                       and Engineering
                                                                                          Consulting

Director ..........        Walter E. Massey,              President,                      Higher
                           Ph.D.                          Morehouse                       Education
                                                          College

Director ..........        John M. Richman                Of Counsel,                      Law firm
                                                          Wachtell, Lipton,
                                                          Rosen & Katz






ITEM 29.  PRINCIPAL UNDERWRITERS

                  Not applicable.


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

                  The accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder will be maintained at the following locations:

                  (1) Bank of America National Trust and Savings Association, 555 California Street, San Francisco, California 94104 (records relating to the investment advisor).


                  (2) BISYS Fund Services (Ireland) Limited, Floor 2, Block 2, The Harcourt Centre, Dublin 2, Ireland (records relating to the administrator).


                  (3) PFPC International, Ltd., 80 Harcourt Street, Dublin 2, Ireland (records relating to the accounting services agreement).

                  (4) PNC Bank, National Association, Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 191113 (records relating to the custodian agreement).

                  (5) Concord (Cayman Islands) Limited, P.O. Box 30122 SMB, Grand Cayman, Cayman Islands, British West Indies (principal corporate records, including Registrant's charter, bylaws and minute books, and original copies of contracts).

                  (6) Maples & Calder, P.O. Box 309, Ugland House, S. Church St., Grand Cayman Islands, British West Indies (principal corporate records, including Registrant's charter, bylaws and minute books and original copies of contracts).


ITEM 31.  MANAGEMENT SERVICES.

                  Not applicable.


ITEM 32.  UNDERTAKINGS.

                  The Registrant undertakes to call a meeting of Investors for the purpose of voting upon the question of removal of one or more members of the Board of Trustees when requested in writing to do so by the holders of at least 10% of the Registrant's outstanding Beneficial Interests and in connection with such meeting to comply with the provisions of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

                  The Registrant hereby undertakes to provide its Annual Report upon request and without charge to any recipient of a Registration Statement for Master Investment Trust, Series I.

                                    SIGNATURE




                  Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th day of June, 1997.



                              MASTER INVESTMENT TRUST, SERIES I





                              By: /s/ Stephanie L. Blaha
                                  ----------------------
                                      Stephanie L. Blaha
                              Title:  Vice President

                                  EXHIBIT INDEX

EXHIBITS

              1.1 Amended and Restated Declaration of Trust of Registrant dated February 10, 1993.

              1.2 Instrument of Amendment of Amended and Restated Declaration of Trust dated October 22, 1993.

              1.3 Instrument of Establishment and Designation of New Series of Beneficial Interests dated February 8, 1994.

              2       Bylaws of Registrant dated February 10, 1993.

              5.1 Investment Advisory Agreement dated November 1, 1994 between Registrant and Bank of America National Trust and Savings Association as it relates to the Asset Allocation, Investment Grade Bond, Blue Chip, Utilities, Short-Term Government, International Equity and International Bond Portfolios.

              5.2 Addendum to the Investment Advisory Agreement dated June 23, 1997 between Registrant and Bank of America National Trust and Savings Association as it relates to the Investment Grade Bond Portfolio and Blue Chip Portfolios.

              8 Custodian Services Agreement between Registrant and PNC Bank, National Association dated October 25, 1993.

              9.1 Administration Agreement dated November 1, 1997 between Registrant and The BISYS Group, Inc.

              9.2 Accounting Services Agreement dated October 25, 1993 among Concord Holding Corporation, PFPC Inc. and Registrant.

              9.3 Services Agreement dated April 22, 1994 between Registrant and Concord (Cayman Islands) Limited.

              9.4 Agreement and Plan of Reorganization among Registrant, Seattle-First National Bank and Seafirst Retirement Funds.

              13.1 Purchase Agreement dated April 23, 1994 between Registrant and Concord Management (Ireland), Limited in trust for Concord (Cayman Islands) Limited with respect to the Corporate Bond Fund.

              13.2 Purchase Agreements dated March 3, 1994 between Registrant and Concord Management (Ireland), Limited in trust for Concord (Cayman Islands) Limited with respect to the International Bond Fund, Short-Term Government Fund, International Equity Fund, Growth and Income Fund, and Utilities Fund.

              13.3 Purchase Agreements dated December 3, 1993 between Registrant and Concord Management (Ireland), Limited in trust for Concord (Cayman Islands) Limited with respect to the Asset Allocation Fund, Blue Chip Fund, and Investment Grade Bond Fund.

              17      Financial Data Schedules.